UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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EV Energy Partners, L.P.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EV Energy Partners, L.P.

1001 Fannin, Suite 800

Houston, Texas 77002

July 20, 2016

To our common unitholders:

You are cordially invited to attend a special meeting of the common unitholders of EV Energy Partners, L.P. (the “Partnership”) to be held at our offices located at 1001 Fannin, Suite 800, Houston, Texas 77002, on August 30, 2016, at 8:00 a.m. local time. This special meeting has been called by the board of directors, which we refer to as our board of directors, of EV Management, LLC (“EV Management”), the general partner of EV Energy GP, L.P., our general partner.

The following pages contain the formal Notice of the Special Meeting and the proxy statement. At the special meeting, you will be asked to consider and vote upon the following proposals:

•	a proposal (the “LTIP Proposal”) to approve the EV Energy Partners, L.P. 2016 Long Term Incentive Plan (the “2016 LTIP”) to replace the existing Long Term Incentive Plan (the “2006 LTIP”), with a maximum number of units issuable equal to 5,000,000 and a term of no more than ten years;

•	a proposal (the “Auditor Proposal”) to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

•	a proposal (the “Adjournment Proposal”) to approve the adjournment of the special meeting to a later date or dates, if deemed necessary or appropriate by our general partner, to solicit additional proxies if there is not a quorum or sufficient votes at the time of the special meeting to approve the 2016 LTIP.

Our Board of Directors has unanimously approved the 2016 LTIP and believes that the 2016 LTIP is in the best interests of our unitholders and the Partnership for the following reasons:

•	The 2006 LTIP terminates on September 26, 2016. After that date, no additional incentive awards may be granted under the 2006 LTIP. As of June 30, 2016, the 2006 LTIP had over 30% of its maximum issuable units still available for issue.

•	The ability to grant equity incentive awards is necessary for the Partnership to continue to retain and attract talent.

•	The use of equity incentive awards such as those made available through the 2006 LTIP and as contemplated by the 2016 LTIP has been and continues to be an important component of our compensation and incentive philosophy. This philosophy emphasizes the alignment of compensation and incentives with unitholder interests, and the utilization of long-term equity incentives to increase the proportion of individual compensation that is dependent upon Partnership performance as the level of individual employee responsibility increases.

Accordingly, the board of directors has unanimously recommended that the common unitholders approve the LTIP Proposal. A copy of the 2016 LTIP is attached to this proxy statement as Exhibit A.

Your vote is very important. Even if you plan to attend the special meeting, we urge you to authorize your proxy or direct your vote by internet, telephone or mail pursuant to the instructions included on the proxy card. If you do so, you retain the right to revoke the proxy and vote in person if you attend the special meeting.

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The board of directors unanimously recommends that the common unitholders vote “FOR” the LTIP Proposal, “FOR” the Auditor Proposal, and “FOR” the Adjournment Proposal.

I urge you to review carefully the attached proxy statement which contains detailed descriptions of the LTIP Proposal, the Auditor Proposal and the Adjournment Proposal to be voted upon at the special meeting,

Sincerely,

/s/ Michael E. Mercer

Michael E. Mercer

President and Chief Executive Officer

EV Management, LLC

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EV Energy Partners, L.P.

1001 Fannin, Suite 800

Houston, Texas 77002

NOTICE OF SPECIAL MEETING OF COMMON UNITHOLDERS

To Be Held on August 30, 2016

To our common unitholders:

A special meeting of our common unitholders will be held at our offices located at 1001 Fannin, Suite 800, Houston, Texas 77002, on August 30, 2016, at 8:00 a.m., local time. At the meeting, our common unitholders will be asked to consider a proposal (the “LTIP Proposal”) to approve the EV Energy Partners, L.P. 2016 Long Term Incentive Plan (the “2016 LTIP”) with a maximum number of common units issuable equal to 5,000,000 and a term of no more than ten years. Our common unitholders will also be asked at the special meeting to consider a proposal (the “Auditor Proposal”) to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. Finally, our common unitholders will be asked at the special meeting to consider a proposal (the “Adjournment Proposal”) to adjourn the special meeting to a later date or dates, if deemed necessary or appropriate by our general partner, to solicit additional proxies if there is not a quorum or sufficient votes at the time of the special meeting to approve the 2016 LTIP.

The 2016 LTIP will not be effective unless approved by our unitholders. A quorum of more than 50% of our outstanding common units as of the record date present in person or by proxy will constitute a quorum at the special meeting and permit us to conduct business at the special meeting. Our partnership agreement does not require that we submit the 2016 LTIP to our unitholders for a vote. However, under the rules of the NASDAQ, the 2016 LTIP requires the approval of a majority of the outstanding units entitled to vote and represented in person or by proxy at the special meeting.

We have set the close of business on July 7, 2016 as the record date for determining which common unitholders are entitled to receive notice of and to vote at the special meeting and any postponements or adjournments thereof. A list of common unitholders entitled to vote is on file at our principal offices, 1001 Fannin, Suite 800, Houston, Texas 77002, and will be available for inspection by any unitholder during the meeting.

YOUR VOTE IS VERY IMPORTANT. Even if you plan to attend the special meeting, we urge you to authorize your proxy or direct your vote by internet, telephone or mail pursuant to the instructions included on the proxy card. If you do so, you retain the right to revoke the proxy and vote in person if you attend the special meeting.

The board of directors unanimously recommends that the common unitholders vote “FOR” the LTIP Proposal, “FOR” the Auditor Proposal, and “FOR” the Adjournment Proposal.

/s/ Nicholas P. Bobrowski______________

Nicholas P. Bobrowski

Vice President and Chief Financial Officer

EV Management, LLC

Houston, Texas

July 20, 2016

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE SPECIAL

MEETING TO BE HELD ON AUGUST 30, 2016

The Notice of Special Meeting of Common Unitholders and the Proxy Statement for the

Special Meeting are available at www.proxyvote.com.

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 i

EV Energy Partners, L.P.

1001 Fannin, Suite 800

Houston, Texas 77002

PROXY STATEMENT

SPECIAL MEETING OF COMMON UNITHOLDERS

This proxy statement contains information related to the special meeting of common unitholders of EV Energy Partners, L.P. (the “Partnership”) and any postponements or adjournments thereof.

On or about July 20, 2016, we mailed a Notice of Internet Availability of Proxy Materials (“Notice of Availability”) to our unitholders containing instructions on how to access the proxy materials and vote online. Common unitholders will have the ability to access the proxy materials, including this proxy statement and voting instructions, on the website referred to in the Notice of Availability or request a printed set of the proxy materials to be sent to them by following the instructions in the Notice of Availability.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q:	Why is the Partnership having a special meeting?

A:	We are asking you to consider and vote upon approval of a proposal (the “LTIP Proposal”) to approve the EV Energy Partners 2016 Long Term Incentive Plan (the “2016 LTIP”). The 2016 LTIP replaces the existing Long Term Incentive Plan (the “2006 LTIP”) with respect to future awards and provides for a maximum number of units issuable equal to 5,000,000 and a term of no more than ten years. The 2016 LTIP is intended to provide incentive compensation awards that encourage superior performance and serve to attract and retain the services of individuals who are essential for our financial growth and profitability. The 2016 LTIP will not be effective unless and until we receive the approval of our common unitholders, after which, the 2006 LTIP will cease to be in effect except with respect to currently outstanding awards. A copy of the 2016 LTIP is attached to this proxy statement as Exhibit A. We are also asking you to consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 (the “Auditor Proposal”). Our common unitholders will also be asked to act on the proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there is not a quorum or sufficient votes at the time of the special meeting to approve the 2016 LTIP (the “Adjournment Proposal”).

The board of directors of EV Management, LLC (“EV Management”), the general partner of EV Energy GP, L.P., our general partner, which we refer to as our board of directors, has called the special meeting to vote on these matters.

Q:	Where and when is the special meeting?

A:	We will hold the special meeting on August 30, 2016, at 8:00 a.m., local time, at our offices located at 1001 Fannin, Suite 800, Houston, Texas 77002.

Q:	Who is entitled to vote at the special meeting?

A:	All of our common unitholders of record at the close of business on July 7, 2016, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting. The number of common units outstanding as of the record date will be used in determining whether a quorum is present at the meeting.

Q:	What is the recommendation of the board of directors?

A:	The board of directors recommends that you vote “FOR” the LTIP Proposal, “FOR” the Auditor Proposal, and “FOR” the Adjournment Proposal.

Q:	What is the basis for the recommendation of the board of directors in support of the LTIP Proposal?

A:	The board of directors believes that the 2016 LTIP is in the best interests of our unitholders and the Partnership for the following reasons:

•	The 2006 LTIP terminates on September 26, 2016. After that date, no additional incentive awards may be granted under the 2006 LTIP. As of June 30, 2016, the 2006 LTIP had over 30% of its maximum issuable units still available for issue.

•	The ability to grant equity incentive awards is necessary for the Partnership to continue to retain and attract talent.

•	The use of equity incentive awards such as those made available through the 2006 LTIP and as contemplated by the 2016 LTIP has been and continues to be an important component of our compensation and incentive philosophy. This philosophy emphasizes the alignment of compensation and incentives with unitholder interests, and the utilization of long-term equity incentives to increase the proportion of individual compensation that is dependent upon Partnership performance as the level of individual employee responsibility increases.

Q:	What constitutes a quorum?

A:	The holders of a majority of the outstanding common units represented in person or by proxy shall constitute a quorum at the special meeting. Your common units will be counted as present at the special meeting if (i) you are present and vote in person at the meeting; or (ii) you, or your broker if you are a beneficial owner of such common units held in street name, have submitted a properly executed proxy.

Proxies received but marked as abstentions will be counted as present for purposes of determining the presence of a quorum. If an executed proxy is returned by a broker or other nominee holding units in “street name” indicating that the broker or nominee does not have discretionary authority as to certain units to vote (a “broker non-vote”), such common units will be considered present at the meeting for purposes of determining the presence of a quorum but will not be considered entitled to vote. Thus, the total sum of votes “for,” plus votes “against,” plus abstentions and broker non-votes in respect of the LTIP Proposal must be greater than 50% of the total number of our outstanding common units to satisfy the quorum requirement.

Q:	What unitholder vote is required to approve the proposals?

A:	If a quorum of common unitholders is present at the special meeting, under the rules of the NASDAQ, the affirmative vote of a majority of the votes cast at the special meeting by common unitholders is required to approve the LTIP Proposal.

The independent registered public accounting firm of Deloitte & Touche LLP has been appointed by our audit committee to conduct the 2016 audit of our financial statements. Although unitholder ratification of the appointment of Deloitte & Touche LLP is advisory and not required, our audit committee and general partner’s board of directors will review the results and give serious consideration to the outcome of the vote on the Auditor Proposal.

Approval of the Adjournment Proposal requires the affirmative vote of holders of a majority of the outstanding common units entitled to vote at the special meeting represented either in person or by proxy.

Q:	If my common units are held in “street name” by my broker or other nominee, will my broker or other nominee vote my common units for me?

A:	With respect to the LTIP Proposal and the Adjournment Proposal, your broker will not be able to vote your common units without instructions from you. Thus you must give your broker or other nominee specific instructions in order for your common units to be voted on these Proposals. Because the Auditor Proposal is a routine matter, your broker will be able to vote your common units without instructions from you with respect to that proposal.

Q:	How do I vote?

A:	Unitholders of Record: If you are a unitholder of record at the close of business on the record date, you may vote your common units by proxy in advance of the special meeting by any of the following methods:

•	By Internet. You may submit a proxy electronically on the Internet by following the instructions provided in the proxy card. Please have proxy card in hand when you log onto the website.

•	By telephone. You may submit a proxy by telephone using the toll-free number listed on the proxy card. Please have your proxy card in hand when you call.

•	By mail. You may indicate your vote by completing, signing and dating your proxy card and returning it in the reply envelope provided.

You may also attend the special meeting and vote your common units in person by completing a ballot. Even if you plan to attend the special meeting, please vote your proxy in advance of the special meeting (by Internet, telephone or mail, as described above) as soon as possible so that your common units will be represented at the special meeting if for any reason you are unable to attend in person. Attending the special meeting without completing a ballot will not count as a vote.

Street Name Unitholders: If you are a beneficial owner of common units held in street name, you must either direct your broker or other nominee as to how to vote your common units, or obtain a “legal” proxy from your broker or other nominee to vote at the special meeting. Please refer to the voter instruction cards provided by your broker or other nominee for specific instructions on methods of voting.

Q:	What do I do if I want to change my vote after I already voted by proxy?

A:	If you own your common units in your own name, you may change your vote at any time before the voting polls close at the special meeting by:

•	sending a written notice to the Secretary of EV Management at 1001 Fannin, Suite 800, Houston, Texas, 77002, in time to be received before the special meeting stating that you revoke your proxy;

•	submitting another proxy with new voting instructions by telephone, mail or the Internet voting system; or

•	attending the special meeting and voting in person.

If your common units are held in an account at a broker or other nominee, you should contact your broker or other nominee to change your vote. You may also vote in person at the special meeting if you obtain a “legal” proxy from your broker or other nominee.

Q:	Who is soliciting my proxy, how is it being solicited, and who pays the cost?

A:	Our general partner is sending you this proxy statement in connection with its solicitation of proxies for use at the special meeting. We will pay the expenses of soliciting proxies for the special meeting, including the cost of preparing, assembling and mailing the proxy solicitation materials. Our directors, officers and employees may also solicit proxies in person or by other means of communication. These directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We are required to request that brokers, banks and other nominees that hold our common units in their names furnish our proxy materials to the beneficial owners of the common units, and we must reimburse these brokers, banks and other nominees for the expenses of doing so, in accordance with statutory fee schedules. Morrow & Co., LLC, 470 West Ave, Stamford, CT 06902 is assisting in the solicitation of votes for a base fee of $7,500, plus reimbursable expenses and customary charges.

Q:	Who can I contact for further information?

A:	If you have questions about the special meeting or how to vote your shares, please contact:

MORROW & CO., LLC

470 West Avenue – 3rd Floor

Stamford, Connecticut 06902

Unitholders May Call Toll-Free: (888) 681-0976

Brokers and Banks May Call: (203) 658-9400

Q:	What happens if the LTIP Proposal is approved?

A:	We will use the 2016 LTIP to reward and incentivize our employees, officers and directors for their contributions to our growth and profitability. The 2016 LTIP will be administered under the direction of the compensation committee of our board of directors.

Q:	What happens if the LTIP Proposal is not approved?

A:	Upon termination of the 2006 LTIP, we would be unable to issue any further grants under such plan because NASDAQ rules require unitholder approval of any new equity compensation plans or any material revisions to existing plans. Without an equity compensation plan, it will be more difficult to attract and retain the services of individuals who are essential to our growth and profitability.

OUR PARTNERSHIP

We are a publicly-held Delaware limited partnership engaged in the acquisition, development and production of oil and natural gas properties.  Our general partner is EV Energy GP, L.P. (“EV Energy GP”), a Delaware limited partnership, and the general partner of our general partner is EV Management. EV Management is a wholly owned subsidiary of EnerVest, Ltd. (“EnerVest”), a Texas limited partnership.

Our common units are traded on the NASDAQ Global Select Market under the symbol “EVEP.”  Our business activities are primarily conducted through wholly owned subsidiaries. As of December 31, 2015, our oil and natural gas properties were located in the Barnett Shale, the Appalachian Basin (which includes the Utica Shale), the San Juan Basin, Michigan, Central Texas (which includes the Austin Chalk area), the Mid–Continent areas in Oklahoma, Texas, Arkansas, Kansas and Louisiana, the Monroe Field in Northern Louisiana and the Permian Basin.

Our executive offices are located at 1001 Fannin, Suite 800, Houston, Texas 77002. Our telephone number is (713) 651-1144.

PROPOSAL I—APPROVAL OF THE
EV ENERGY PARTNERS, L.P. 2016 LONG-TERM INCENTIVE PLAN

The 2006 LTIP was initially adopted in September 2006 by our general partner in connection with our initial public offering. The 2006 LTIP is intended to promote our interests and the interests of our general partner and each of our affiliates by providing to employees, consultants and directors incentive compensation awards based on our common units to encourage superior performance and to align the economic interests of such individuals with the interests of our common unitholders.

Reason for the 2016 LTIP

The 2006 LTIP provides for up to 4,500,000 common units to be used in connection with grants of equity-based awards under the 2006 LTIP. At June 30, 2016, 1,446,177 common units were available for future awards under the 2006 LTIP and 1,513,952 million common units were the subject of outstanding awards under the 2006 LTIP. Unless earlier terminated by us or unless all units available under the 2006 LTIP have been paid to participants, the 2006 LTIP will terminate as of September 26, 2016 and no grants of awards may be made under the 2006 Plan after that time.

In order to ensure that we have a sufficient amount of common units reserved for the future issuance of equity based grants after termination of the 2006 LTIP, the board of directors has adopted and is recommending for approval by our common unitholders the EV Energy Partners, L.P. 2016 Long-Term Incentive Plan, or the 2016 LTIP, which will authorize 5,000,000 common units and a term of no more than ten years that may be utilized for equity-based grants under the 2016 LTIP. The basis for the board of directors’ recommendation is as follows:

•	The 2006 LTIP terminates on September 26, 2016. After that date, no additional incentive awards may be granted under the 2006 LTIP. As of June 30, 2016, the 2006 LTIP had over 30% of its maximum issuable units still available for issue.

•	The ability to grant equity incentive awards is necessary for the Partnership to continue to retain and attract talent.

•	The use of equity incentive awards such as those made available through the 2006 LTIP and as contemplated by the 2016 LTIP has been and continues to be an important component of our compensation and incentive philosophy. This philosophy emphasizes the alignment of compensation and incentives with unitholder interests, and the utilization of long-term equity incentives to increase the proportion of individual compensation that is dependent upon Partnership performance as the level of individual employee responsibility increases.

If approved by the requisite vote of our unitholders at the special meeting, the 2016 LTIP will become effective on August 30, 2016. When the 2006 LTIP terminates, all outstanding awards under the 2006 LTIP will remain outstanding, but no further grants will be made under the 2006 Plan so that the total common units available for future awards will be 5,000,000. The LTIP Proposal will not affect awards already granted under the 2006 LTIP or the rights of existing award holders.

While we are cognizant of the potential dilutive effect of compensatory unit awards, we also recognize the significant motivational, retention and performance benefits that are achieved from making awards under the 2016 LTIP.

Consequences of a Failure to Approve the LTIP Proposal

Upon termination of the 2006 LTIP, we would be unable to issue any further grants under such plan because NASDAQ rules require unitholder approval of any new equity compensation plans or any material revisions to existing plans. Without an equity compensation plan, it will be more difficult to attract and retain the services of individuals who are essential to our growth and profitability.

Description of the 2016 LTIP

A summary description of the material features of the 2016 LTIP as proposed is set forth below. The following summary does not purport to be a complete description of all the provisions of the 2016 LTIP and is qualified in its entirety by reference to the 2016, a copy of which is attached as Exhibit A to this proxy statement and which is incorporated in its entirety in this proxy statement by reference. If our common unitholders approve the LTIP Proposal, we intend to file, pursuant to the Securities Act of 1933, as amended, a registration statement on Form S-8 to register the common units available for issuance under the 2016 LTIP.

Consistent with the 2006 LTIP, the purpose of the 2016 LTIP is to promote our interests by providing incentive compensation awards that encourage superior performance. The 2016 LTIP is also intended to enhance our ability to attract and retain the services of individuals who are essential for our financial growth and profitability and to encourage those individuals to devote their best efforts to advancing our business by providing them with a program for obtaining ownership interests in the Partnership that link and align their personal interests to those of the unitholders. Although we may issue restricted units, unit awards and unit options under the LTIP, we seek to achieve the 2016 LTIP’s purpose primarily by granting phantom units. The 2016 LTIP is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

Administration of the 2016 LTIP

The 2016 LTIP is administered by the compensation committee of the board of directors of EV Management, which we refer to as the “Committee”, pursuant to the terms of the 2016 LTIP and all applicable state, federal, or other rules or laws. The Committee may delegate certain of its responsibilities to the Chief Executive Officer of EV Management to the extent provided in the 2016 LTIP. References herein to Committee refer to the Committee and its delegates as applicable. Unless otherwise limited by the 2016 LTIP or applicable law, the Committee has broad discretion to administer the 2016 LTIP, interpret its provisions, and adopt policies for implementing the 2016 LTIP. This discretion includes the power to (1) determine to whom and at what time awards will be granted, (2) determine the number of common units to be covered by awards, (3) prescribe and interpret the terms and provisions of each award agreement, (4) determine under what circumstances an award may be vested, settled, exercised, canceled or forfeited, (5) to delegate duties under the 2016 LTIP, (6) terminate, modify or amend the 2016 LTIP, and (7) execute all other responsibilities permitted or required under the 2016 LTIP. All designations, determinations, interpretations, delegations, and other decisions under or with respect to the LTIP or any award will be within the discretion of the Committee and will be final, conclusive, and binding upon all persons, including us, EV Management, any of our affiliates, any Participant (as defined below), and any beneficiary of any award.

Persons Who May Participate in the 2016 LTIP

Any employee of, and any non-employee individual who renders services to, EV Management or its affiliates (including the Partnership and its subsidiaries), and any non-employee member of the Board (each, an “Eligible Person”), who is designated by the Committee to receive an award under the 2016 LTIP will be a “Participant.” Any individual granted an award which remains outstanding under the 2016 LTIP, including an individual who is no longer an Eligible Person, will continue to be a Participant for purposes of the 2016 LTIP. There are currently five non-employee directors, five officers and approximately 340 employees of EnerVest who are eligible to participate in the 2016 LTIP. No award may be granted if the award relates to a number of common units which exceeds the number of common units which remain available under the 2016 LTIP minus the number of common units issuable in settlement of or relating to outstanding awards.

Common Units Subject to the LTIP

Subject to any adjustment due to recapitalization or reorganization permitted under the 2016 LTIP, the 2016 LTIP will allow for the granting of 5,000,000 common units for any and all awards.

Common units withheld to satisfy tax withholding obligations will not be considered to be common units delivered under the 2016 LTIP for purposes of applying the maximum unit limit under the 2016 LTIP. In addition, if an award is forfeited, cancelled, exercised, or otherwise terminates or expires without the actual delivery of common units to a Participant, the common units that were subject to the award will not be counted against the maximum unit limitations under the 2016 LTIP and will again be available for new awards under the 2016 LTIP. There are not any limitations on the number of awards under the 2016 LTIP that may be granted and paid in cash. The common units sold pursuant to the 2016 LTIP may be unissued common units, common units acquired in the open market or from any person, including us or one of our affiliates, or any combination of the foregoing. The fair market value of the common units on a given date will be the closing sales price of a common unit as reported on the NASDAQ Global Select Market on the market trading day prior to the applicable day for which the fair market value determination is being made. There are no fees, commissions or other charges applicable to a grant or purchase of common units under the 2016 LTIP.

Awards

Unit Options. We may grant unit options to purchase common units under the 2016 LTIP at a set price to Eligible Persons selected by the Committee. The exercise price of each unit option granted under the 2016 LTIP will be determined by the Committee at the time the unit option is granted, and each unit option will have an exercise price that is not less than the fair market value of the common units on the date of grant, unless the unit option is a substitute for a previously granted award. Unit options may only be awarded under the 2016 LTIP to Eligible Persons to whom the Partnership would be an “eligible issuer of service recipient stock”, as defined under Section 409A of the Internal Revenue Code (the “Code”).

The Committee will determine the manner in, and the time or times at which, a unit option will vest and become exercisable, in whole or in part, including, without limitation, any accelerated vesting upon the achievement of specified performance goals or upon a change of control (as defined in the 2016 LTIP or an applicable award agreement). The Committee will also determine the methods and form of payment for the exercise of a unit option (including, without limitation, payment in cash, check acceptable to the Partnership, a “cashless-broker” exercise through procedures approved by EV Management, or any combination thereof), and the methods and forms in which common units will be delivered to a Participant. Unless otherwise waived by the Committee, a unit option which is not vested will be forfeited by the Participant upon termination of the Participant’s employment with, or services to, us or membership on the Board, whichever is applicable.

Restricted Unit Awards. A restricted unit is a common unit granted under the 2016 LTIP that is subject to a risk of forfeiture, restrictions on transferability, and any other restrictions imposed by the Committee in its discretion. The Committee has the authority to determine the Eligible Persons to whom restricted units will be granted, the number of restricted units to be granted to each Participant, the duration of any restrictions, the conditions under which the restricted units may become vested or forfeited (including but not limited to a provision for accelerated vesting upon a change of control (as defined in the 2016 LTIP or an applicable award agreement)), and any other terms and conditions as the Committee may establish with respect to the awards. Upon or as soon as reasonably possible following the vesting of each restricted unit, subject to any applicable federal income tax withholding, a Participant will be entitled to have the restrictions removed from the award so that the Participant then holds an unrestricted common unit. Unless otherwise waived by the Committee, a restricted unit which is subject to forfeiture restrictions will be forfeited by a Participant upon termination of the Participant’s employment with, or services to, us or membership on the Board, whichever is applicable.

To the extent provided by Committee in its discretion, a grant of restricted units may provide that a distribution made by us with respect to the restricted units (a “Unit Distribution Right” or “UDR”) will be subject to the same forfeiture and other restrictions as the restricted unit. If restricted, UDRs will be held, without interest, until the restricted unit vests or is forfeited, with the UDR being paid or forfeited at the same time, as applicable. Absent a restriction on UDRs in the Participant’s award agreement, UDRs will be paid to the holder of the restricted unit without restriction at the same time as cash distributions are paid by us to our unitholders.

Phantom Unit Awards. A phantom unit is a right to receive a common unit or an amount of cash equal to the fair market value of a common unit if certain conditions set forth in the award agreement are met. The Committee has the authority to determine the Eligible Persons to whom phantom units will be granted, the number of phantom units to be granted to each Participant, and any other terms and conditions as the Committee may establish. The Committee, in its discretion, may (1) subject settlement of the phantom units to specified performance conditions and (2) provide that the phantom units will vest upon a change of control (as defined in the 2016 LTIP or an applicable award agreement). Upon vesting of each phantom unit, subject to any applicable federal income tax withholding, the Participant will be entitled to settlement of the phantom unit and receive either a common unit or cash equal to the fair market value of a common unit, as determined by the Committee in its discretion. Unless otherwise provided by the Committee, a phantom unit will be forfeited upon termination of a Participant’s employment with, or services to, us or membership on the Board, whichever is applicable, if such termination occurs prior to vesting of the phantom unit.

Unit Awards. The Committee may, in its discretion, grant unit awards under the 2016 LTIP to Eligible Persons, which are grants of common units that are not subject to vesting restrictions. Unit awards may be in lieu of, or in addition to, other compensation payable to a Participant.

Distribution Equivalent Rights. To the extent provided by the Committee, in its discretion, an award granted under the 2016 LTIP (other than a restricted unit or unit award) may include a contingent right, granted in tandem with a specific phantom unit, to receive cash equal to the amount of any cash distributions made by us with respect to a common unit during the period a phantom unit is outstanding (a “Distribution Equivalent Right” or “DER”). A tandem DER grant may provide that the DER will be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee), be subject to the same vesting restrictions as the phantom unit, or be subject to other provisions or restrictions as determined by the Committee in its discretion. Absent a restriction on DERs in the applicable award agreement, DERs will be paid to the holder of the phantom unit without restriction at the same time as cash distributions are paid by us to our unitholders.

Substitute Awards. Awards may be granted under the 2016 LTIP in substitution for similar awards held by individuals who become Eligible Persons as a result of a merger, consolidation or acquisition by us or an affiliate of another entity or the assets of another entity. Such substitute awards that are unit options may have exercise prices less than the fair market value of a common unit on the date of the substitution if such substitution complies with Code Section 409A.

Term of the 2016 LTIP

The term of the 2016 LTIP shall be ten years, unless either terminated at an earlier date by Board or all units available under the 2016 LTIP have been paid to participants. Awards granted prior to such time shall extend beyond and be paid out in accordance with the stipulations set forth their respective award agreements.

Other Provisions

Performance Conditions. The vesting or settlement of any award granted under the 2016 LTIP may be subject to performance conditions specified by the Committee and specified in an award agreement for a Participant. Performance conditions may be based on one or more business criteria.

Tax Withholding. Unless other arrangements are made, we or one of our affiliates are authorized to withhold from any award, from any payment due or transfer made under any award, or from any compensation or other amount owing to a Participant, the amount (in cash, common units, or other property) of any applicable taxes payable with respect to the grant of an award, its settlement, its exercise, the lapse of restrictions applicable to an award or in connection with any payment relating to an award or the transfer of an award, and to take such other actions as may be deemed necessary or appropriate to satisfy the withholding obligations with respect to an award. Non-employee directors and consultants will be required to make their own arrangements for satisfying any applicable taxes payable with respect to an award.

Anti-Dilution Adjustments. If there occurs any distribution, recapitalization, common unit split or reverse split, merger, consolidation, split-up, spin-off, combination or certain other events, the Committee may adjust the number and type of awards then outstanding in a manner that it deems to be equitable. If any of these events occur, the number of common units that may be subject to awards under the 2016 LTIP will be proportionately increased or decreased, as the case may be.

Change of Control. Upon a change of control (as defined in the 2016 LTIP or in an applicable award agreement) and upon certain other events specified in the 2016 LTIP, the Committee may, in its discretion, take one or more of the following actions: (1) provide for the termination of an award in exchange for cash, (2) provide for the replacement of an award with other rights or property, (3) provide that an award will be assumed by the successor or surviving entity or be exchanged for similar awards of any such entity, with appropriate adjustments as to the number and kind of equity interests and prices, (4) adjust the number and type of common units subject to outstanding awards and the other terms and conditions of outstanding awards, (5) provide that an award will be exercisable or payable and/or will be fully vested and nonforfeitable, or (6) provide that an award cannot be exercised or become payable after the event.

Amendment. The board may terminate or amend the 2016 LTIP or any part of the 2016 LTIP at any time with respect to any common units for which a grant has not yet been made, including increasing the number of common units that may be granted, subject to compliance with the requirements of the exchange upon which the common units are listed at that time and to any applicable tax and securities laws. The Committee may also waive any conditions or rights under, amend the terms of, or otherwise alter any outstanding award, provided that such change would not materially reduce the rights or benefits of a Participant without obtaining the consent of the Participant.

The board may amend the 2016 LTIP or any outstanding award to cause such award to be exempt from Code Section 409A or to comply with the requirements of Section 409A or any other applicable law. Without the approval of our unitholders, the board may not exchange or substitute previously granted unit options in a transaction that constitutes a repricing under the NASDAQ listing rules or cause us to offer to purchase or exchange for cash such unit options if, at the time of the offer, the fair market value of our common units is less than the exercise price of the unit options.

Transferability of Awards. Unit options are only exercisable by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights pass by will or the laws of descent and distribution. No other award or right granted under the 2016 LTIP may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered and any such purported transfer shall be void and unenforceable. Notwithstanding the foregoing, the Committee may, in its discretion, allow a Participant to transfer a unit option without consideration to an immediate family member or a related family trust, limited partnership, or similar entity, to the extent permitted under the Plan and on the terms and conditions established by the Committee from time to time.

Following the transfer of any award described above, the award will remain subject to the same terms and conditions as were applicable to the award immediately prior to transfer except that the term “Participant” will be deemed to refer to the transferee of the award to the extent appropriate to enable the transferee to exercise the transferred award in accordance with the terms of the 2016 LTIP and applicable law. The provisions of the award relating to exercisability will continue to be applied with respect to the original Participant and, following the occurrence of any event described in the applicable award agreement, the award will be exercisable by the transferee only to the extent and for the period that would have been applicable in the absence of the transfer. Any Participant desiring to transfer an award as permitted above must make application in the manner specified by the Committee and comply with any other requirements imposed by the Committee to assure compliance with applicable securities or tax laws or securities exchange rules.

Federal Income Tax Consequences

The following discussion is for general information only and is intended to summarize briefly the U.S. federal tax consequences to Participants arising from participation in the 2016 LTIP. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of Participants in the 2016 LTIP may vary depending on the particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences. In addition, unit options that provide for a “deferral of compensation” within the meaning of Code Section 409A, phantom units, and certain other awards that may be granted pursuant to the 2016 LTIP could be subject to additional taxes unless they are designed and administered to comply with certain restrictions set forth in Section 409A and the guidance promulgated thereunder.

Unit Options. Participants will not realize taxable income upon the grant of a unit option. Upon the exercise or, if later, the settlement of a unit option, a Participant will recognize ordinary compensation income (subject to withholding) in an amount equal to the excess of (1) the amount of cash or the fair market value of the common units received, over (2) the exercise price paid therefor. A Participant will generally have a tax basis in any common units received pursuant to the cash exercise of a unit option that equals the exercise price. Subject to the discussion under “—Tax Code Limitations on Deductibility” below, we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

When a Participant sells the common units acquired as a result of the exercise of a unit option, any appreciation (or depreciation) in the value of the common units above (or below) the exercise price after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The common units must be held for more than 12 months in order to qualify for long-term capital gain treatment.

The 2016 LTIP allows the Committee to permit the transfer of awards in limited circumstances (see “—Other Provisions—Transferability of Awards”). The transfer of a unit option may result in gift tax consequences to a Participant. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the unit option at the time of the gift. The value of the option may be affected by several factors, including the difference between the exercise price and the fair market value of the common units, the potential for future appreciation or depreciation of the common units, the time period of the option, and the illiquidity of the option. The gift tax implications of such a transfer is a risk that the transferor will bear.

Phantom Unit Awards; Restricted Unit Awards. A Participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon. A Participant will not have taxable income at the time of a grant of an award in the form of a phantom unit award, but rather, will generally recognize ordinary compensation income at the time he receives common units or a cash payment in satisfaction of the phantom unit award in an amount equal to the fair market value of the common units received or the cash payment, whichever is applicable. In addition, the Participant will be subject to ordinary income tax upon the payment of a DER or a UDR. In general, a Participant will recognize ordinary compensation income as a result of the receipt of common units pursuant to a restricted unit award or a unit award in an amount equal to the fair market value of the common units when the common units are received, provided, that if the common units are not transferable or are subject to a substantial risk of forfeiture when received, the Participant will recognize ordinary compensation income in an amount equal to the fair market value of common units (1) when the common units first become transferable or are no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make an valid election under Code Section 83(b), or (2) when the common units are received, in cases where a Participant makes a valid election under Code Section 83(b).

A Participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time that he recognizes income under the rules described above with respect to common units or cash received. Non-employee directors and consultants must make their own arrangements for satisfying any tax obligations they may incur in connection with the receipt of an award under the 2016 LTIP. Distributions that are received by a Participant prior to the time that the common units are taxable under the rules described in the preceding paragraph are taxed as additional compensation, not as distributions on common units. The tax basis in the common units received by a Participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the Participant’s capital gains holding period in those common units will commence on the date of receipt of the common units.

Subject to the discussion immediately below, we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Tax Code Limitations on Deductibility. In order for the amounts described above to be deductible by the Partnership or one of its affiliates, the amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Limited Partnership Interest. We are not a taxable entity, and as such, we do not incur any federal income tax liability. Instead, each holder of our common units is required to report on his income tax return his share of our income, gains, losses and deductions in computing his federal income tax liability, regardless of whether cash distributions are made to him by us. Distributions by us to a holder of common units are generally not taxable unless the amount of cash distributed is in excess of the holder’s adjusted basis in his interest. Usually at the beginning of each year, we will mail to each partner a Schedule K-1 showing the amounts of income, gains, losses, and deductions that the partner is required to reflect on his federal income tax return as a limited partner for the preceding year. A limited partner will not qualify for using Form 1040EZ or 1040A, and may not file his federal income tax return until he has received his Schedule K-1 and reflected the relevant information contained therein in his tax return.

Plan Benefits under the 2016 LTIP

The awards, if any, that will be made to Eligible Persons under the 2016 LTIP are subject to the discretion of the Committee, and thus we cannot currently determine the benefits or number of common units subject to awards that may be granted in the future to our executive officers and other Eligible Persons under the 2016 LTIP.

We made annual equity grants under the 2006 LTIP to our executive officers in 2015, which are reported in the “Grants of Plan-Based Awards” table in this proxy statement. If the 2016 LTIP is approved, we anticipate making another annual equity grant to our executive officers and certain employees under the 2016 LTIP for the calendar year 2016, but the amount of such grants is not determinable at this time. Such awards will be subject to a vesting schedule that will be specified in the applicable award agreement, and the number of common units subject to such awards will be determined at the time of grant.

Vote Required

The affirmative vote of a majority of the votes cast at the special meeting is required to approve the LTIP Proposal. A properly executed proxy submitted without voting instructions will be voted “FOR” approval of the LTIP Proposal.

Board Recommendation

Our board of directors recommends a vote “FOR” approval of the LTIP Proposal.

INTERESTS OF CERTAIN PERSONS IN THE 2016 LTIP

Employees of the Partnership or any of our subsidiaries or affiliates and the members of our board of directors are eligible to receive awards under the LTIP. Accordingly, the members of our board of directors and the executive officers of EV Management have a substantial interest in the passage of the 2016 LTIP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

Based solely on a review of the copies of reports on Schedules 13D and 13G and amendments thereto furnished to us, we believe that there were no beneficial owners of more than 5% of our common units as of June 30, 2016 other than as set forth below.

The following table sets forth the beneficial ownership of our units as of June 30, 2016 held by:

•	each person who is known to us to beneficially own 5% or more of our outstanding common units;

•	each member of the board of directors of EV Management;

•	each named executive officer of EV Management listed in the summary compensation table; and

•	all directors and executive officers of EV Management as a group.

		Percentage of
	Common Units	Common Units
	Beneficially	Beneficially
Name of Beneficial Owner (1)	Owned	Owned
Officers and Directors:
John B. Walker (2)	2,752,140	5.6%
Michael E. Mercer	162,173	*
Nicholas P. Bobrowski	15,199	*
Ryan J. Flory	3,470	*
Victor Burk	20,593	*
James R. Larson (3)	18,593	*
George Lindahl III (4)	74,293	*
Gary R. Petersen (5)	933,174	1.9%
Mark A. Houser (6)	887,981	1.8%
Kenneth Mariani (7)	164,873	*
All directors and executive officers as a group (10 persons)	5,032,489	10.2%

___________

* Less than 1%

(1)	Unless otherwise indicated, the address for all beneficial owners in this table is 1001 Fannin Street, Suite 800, Houston, TX 77002.
(2)	Includes 2,008,098 common units owned by John B. and Lisa A. Walker, L.P. and 13,400 common units owned by Mr. Walker’s spouse. Mr. Walker disclaims beneficial ownership of these common units. Also includes 155,600 common units owned by EnerVest. Mr. Walker, by virtue of his direct and indirect ownership of the limited liability company that acts as EnerVest’s general partner, may be deemed to beneficially own the common units owned by EnerVest.
(3)	Includes 166 common units owned by Larson 2007 Trust, of which Mr. Larson is trustee and beneficiary. Mr. Larson disclaims beneficial ownership of these common units.
(4)	Includes 20,000 common units owned by a trust for Mr. Lindahl’s daughters. Mr. Lindahl disclaims beneficial ownership of these common units.
(5)	Includes 520,952 common units owned by EnCap Energy Capital Fund V, L.P. and 412,132 common units owned by EnCap V–B Acquisitions, L.P. EnCap V–B Acquisitions GP, LLC, as the general partner of EnCap V–B Acquisitions, L.P., EnCap Energy Capital Fund V–B, L.P., as the general partner of EnCap V–B Acquisitions GP, LLC, EnCap Equity Fund V GP, L.P., as the general partner of each of EnCap Energy Capital Fund V, L.P. and EnCap Energy Capital Fund V–B, L.P., EnCap Investments L.P., as the general partner of EnCap Equity Fund V GP, L.P., EnCap Investments GP, L.L.C., as the general partner of EnCap Investments L.P., RNBD GP LLC, as the sole member of EnCap Investments GP, L.L.C., may be deemed to share voting and dispositive control over the common units owned by EnCap Energy Capital Fund V, L.P. and EnCap V–B Acquisitions, L.P. Each of EnCap V–B Acquisitions GP, LLC, EnCap Energy Capital Fund V-B, L.P., EnCap Equity Fund V GP, L.P., EnCap Investments L.P., EnCap Investments GP, L.L.C., RNBD GP LLC, disclaim beneficial ownership of the securities in excess of such entity’s respective pecuniary interest in the securities. Gary R. Petersen is a member of RNBD GP LLC, and disclaims beneficial ownership of the securities owned by EnCap Energy Capital Fund V, L.P. and EnCap V-B Acquisitions, L.P.
(6)	Includes 320,488 common units owned by DSEA II, LP, a limited partnership of which Mr. Houser and his spouse manage the general partner and 190,800 common units owned by trusts for Mr. Houser’s children. Mr. Houser disclaims beneficial ownership of these common units.
(7)	Includes 134,873 common units owned by KS Mariani, LP, a limited partnership of which Mr. Mariani and his spouse are the general partner and 30,000 common units owned equally by trusts for Mr. Mariani’s children. Mr. Mariani disclaims beneficial ownership of these common units.

Beneficial Ownership of Our General Partner

EV Management, the general partner of our general partner, is a limited liability company wholly owned by EnerVest, a limited partnership. Jones EnerVest Ltd., a limited partnership managed by its general partner, Jones–Tucker Corporation, whose directors are Jon Rex Jones, A.V. Jones, Jr. and Jean Jones Tucker, and members of EnerVest’s executive management team, including Messrs. Walker and Mariani, own substantially all of the partnership interests in EnerVest. The address for Jones EnerVest Ltd. and the members of EnerVest’s executive management team which own interests in EnerVest, is 1001 Fannin Street, Suite 800, Houston, Texas 77002.

Securities Authorized for Issuance Under Equity Compensation Plans

The number of common units which we may issue under the 2006 LTIP is 4.5 million. The following table summarizes information about our equity compensation plans as of December 31, 2015:

Number of
securities
remaining
available for
	Number of		future issuance
	securities to be	Weighted	under equity
	issued upon	average exercise	compensation
	exercise of	price of	plans (excluding
	Outstanding	outstanding	securities
	options, warrants	options, warrants	reflected in
	and rights	and rights	column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	1,689,248	-	1,249,039
Equity compensation plans not approved by security holders	-	-	-
Total	1,689,248	-	1,249,039

(1) Represents awards under the 2006 LTIP.

EXECUTIVE COMPENSATION

In connection with the filing of this proxy statement, the Securities and Exchange Commission rules require us to provide executive compensation information for our most recently completed fiscal year similar to the information we provide annually in our Annual Report on Form 10-K. Because the year ended December 31, 2015 is our most recently completed fiscal year, the Executive Compensation section of this proxy statement substantially mirrors the Executive Compensation section set forth in our Annual Report on Form 10-K for the year ended December 31, 2015 as filed with the SEC.

The following discussion of executive compensation contains references to our 2006 LTIP and an omnibus agreement. These descriptions are qualified in their entirety by reference to the full text of the 2006 LTIP and omnibus agreement, which have been filed with the SEC by us as exhibits or are incorporated by reference as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2015.

Compensation Discussion and Analysis

Because our general partner is a limited partnership, its general partner, EV Management, manages our operations and activities. We do not directly employ any of the persons responsible for managing our business. Messrs. Mercer and Bobrowski are employees of EV Management, and we reimburse EV Management for the costs of their compensation. Messrs. Mercer and Bobrowski do not currently perform services for EnerVest or its affiliates (other than EV Management). Their compensation is approved by the compensation committee of EV Management’s board of directors, which we refer to as our compensation committee.

Mr. Walker is an officer of EV Management and is also an officer and employee of other subsidiaries of EnerVest. In these capacities, he performs services for us as well as for EnerVest and its other affiliates. In order to compensate Mr. Walker for the time he devotes to our business and to provide our compensation committee with oversight of the portion of his annual bonus reflecting his services to us, a portion of his cash bonus was reviewed and approved by our compensation committee, and we reimburse EnerVest for this cash bonus. In addition, Mr. Walker continues to participate in the 2006 LTIP.

Our compensation committee discusses with EnerVest the philosophy used by EnerVest in setting the salaries and bonus compensation for its employees who perform services for us under the omnibus agreement. However, except for the bonus payment noted in the previous paragraph, the compensation committee has no role in determining the base salary and short–term and long–term incentive compensation paid to EnerVest employees. We pay EnerVest a fee under the omnibus agreement which is based in part on the compensation paid to EnerVest employees who perform work for us, but other than the portion of Mr. Walker’s cash bonus charged to us, we do not directly reimburse EnerVest for the costs of the compensation of Mr. Walker and our compensation committee does not oversee his annual compensation. Awards made to Messrs. Walker, Mariani and Flory and other employees of EnerVest under the 2006 LTIP are determined by our compensation committee.

Our compensation committee has overall responsibility for the approval, evaluation and oversight of all of our compensation programs. The committee’s primary purpose is to assist the board of directors in the discharge of its fiduciary responsibilities relating to fair and competitive compensation. The compensation committee meets in the fourth quarter of each year to review the compensation program and to determine cash compensation levels for the ensuing fiscal year and long term incentive awards for the then current fiscal year. The compensation committee may meet at other times as required.

Objectives of Our Compensation Program

Our executive compensation program is intended to align the interests of our management team with those of our unitholders by motivating our executive officers to achieve strong financial and operating results for us, which we believe closely correlate to long–term unitholder value. In addition, our program is designed to achieve the following objectives:

•	attract and retain talented executive officers by providing reasonable total compensation levels competitive with that of executives holding comparable positions in similarly situated organizations;

•	provide total compensation that takes into account individual performance;

•	provide performance–based compensation that balances rewards for short–term and long–term results and takes into account both individual and our performance; and

•	encourage the long–term commitment of our executive officers to us and our unitholders’ long–term interests.

What Our Compensation Program is Designed to Reward

Our compensation program is designed to reward performance that contributes to the achievement of our business strategy on both a short–term and long–term basis. The primary long–term measure of our performance is our ability to sustain or increase our quarterly distributions to our unitholders. In addition, we reward qualities that we believe help achieve our strategy such as teamwork; individual performance in light of general economic and industry specific conditions; performance that supports our core values; resourcefulness; the ability to manage our existing assets; the ability to explore new avenues to increase oil, natural gas and natural gas liquids production and reserves; level of job responsibility; and tenure.

Compensation Consultant

Our compensation committee did not retain an independent compensation consultant. Since 2010, EnerVest has retained Longnecker & Associates to provide compensation advice and data to EnerVest regarding its employees, including our executive officers. In general, the role of the outside compensation consultant is to assist EnerVest with the analysis of executive pay packages; however EnerVest is under no obligation to follow the advice or recommendations of any compensation consultant.

EnerVest provided our compensation committee with a summary of Longnecker & Associates’ analysis of the compensation of EnerVest employees who perform services for us, as well as Messrs. Mercer and Bobrowski, which the committee considered in approving the compensation of our executive officers. Like EnerVest, the compensation committee is under no obligation to follow the advice or recommendations on any compensation consultant. In conducting its analysis, Longnecker & Associates took into account factors including: current compensation for the named executives and directors, size of the company compared to the peer group, market talent pool conditions and market trends, commodity market factors, company performance, executive responsibility as compared to similar positions in the market and competitive compensation within our market.

Benchmarking

As part of the proposed compensation plan, our chief executive officer asked Longnecker & Associates to prepare an analysis of the compensation paid (based on survey data and proxy analysis) by a peer group composed of the following companies: Atlas Resource Partners, L.P.; Bill Barrett Corp.; BreitBurn Energy Partners, L.P.; Carrizo Oil & Gas, Inc.; Jones Energy, Inc.; Laredo Petroleum Holdings, Inc.; Legacy Reserves LP; Linn Energy, LLC; Matador Resources Company; Memorial Production Partners, L.P.; Memorial Resource Development Corp; PDC Energy, Inc.; Sanchez Energy Corporation; Ultra Petroleum Corp; and Vanguard Natural Resources, LLC. The compensation committee reviews the composition of the peer group each year. Longnecker & Associates reviewed peer group and survey data and made recommendations to management regarding executive and director compensation.

In connection with setting base salary for 2016 and bonus and long–term equity incentive compensation for 2015, our management and compensation committee used information regarding peer companies to check their base salary and bonus compensation decisions for reasonableness and to benchmark with respect to base salary, bonus and long–term equity incentive compensation. Our compensation committee does not employ a specific target or market percentile for any element of compensation. The compensation committee takes into consideration a number of factors in making compensation decisions.

Performance Metrics

With respect to bonus and long–term incentive awards, our compensation committee did not establish performance metrics for our executive officers for 2015 in order to remain flexible in our compensation practices. The compensation committee makes a subjective determination at the end of the fiscal year as to the appropriate compensation based on a recommendation from our chief executive officer and given their view of our performance for the year.

Elements of Our Compensation Program and Why We Pay Each Element

To accomplish our objectives, we seek to offer a total direct compensation program to our executive officers that, when valued in its entirety, serves to attract, motivate and retain executives with the character, experience and professional accomplishments required for our growth and development. Our compensation program is comprised of four elements:

•	base salary;

•	cash bonus;

•	long–term equity–based compensation; and

•	benefits.

While the allocation of total compensation among base salary, cash bonus and long–term incentive compensation will vary from year to year based on performance and market conditions, we generally allocate a greater portion of total compensation to long–term equity based compensation because we believe this better aligns the interests of our executives with those of our unit holders. In addition, the annual grant of phantom units under the Plan is intended to provide an incentive to our key employees to focus their efforts on increasing the market price of our publicly traded common units and to increase the cash distributions we pay to our unitholders.

In 2011, EnerVest established the EnerVest Ltd. Retirement Plan (the "Retirement Plan"), a defined benefit plan under ERISA, for certain of the officers and other highly compensated employees of EnerVest and its subsidiaries. The purpose of the Retirement Plan is to provide a company funded tax–qualified plan for retirement benefits on a tax advantaged basis. The participants accrue a benefit based on their age, designated "allocation group," the investment yield on the Retirement Plan’s assets and other factors, subject to the limits on benefits prescribed under the Internal Revenue Code. The benefit is payable in various annuity forms or as a lump sum. All benefit election forms are actuarially equivalent, and there are no subsidies to any election.

Employees who are eligible to participate in the Retirement Plan receive their cash compensation in two forms: (i) base salary and annual bonus, subject to applicable taxes and withholdings and (ii) a fully vested annual company contribution to the Retirement Plan. Therefore, the overall level of compensation is not enhanced for the Retirement Plan participants because a portion of compensation is contributed to the Retirement Plan by the company in lieu of current cash compensation. In 2015, the total bonus (“Total Bonus”) paid to both Messrs. Mercer and Bobrowski were inclusive of the amount delivered in cash and in company contributions under the Retirement Plan. In 2014, the total base salary (“Total Base Salary”) for Mr. Mercer was inclusive of the amount delivered in cash and in company contributions under the Retirement Plan.

At the time of the adoption of the Retirement Plan, EnerVest amended its 401(k) Plan with regard to EnerVest’s contributions. Under the 401(k) Plan, all employees who are eligible to participate receive a 3% "safe harbor" contribution from EnerVest. EnerVest may also make an additional discretionary "safe harbor" contribution to all employees who are entitled to participate in the 401(k) plan. In addition, under the 401(k) plan, EnerVest may make a discretionary profit sharing contribution that is allocated to participant accounts based on their designated "allocation group." The allocation groups are structured so that certain of the officers and other highly paid employees receive a profit sharing contribution that is a greater percentage of compensation than the percentage applicable to other participants.

Messrs. Mercer and Bobrowski participate in the Retirement Plan and received discretionary profit sharing 401(k) contributions in an allocation group which paid a higher percent of their compensation than allocated to other participants.

We reimburse EnerVest for any amounts contributed to the Retirement Plan and the 401(k) plan attributable to Messrs. Mercer and Bobrowski. In the Summary Compensation Table, the present values of benefits under the Retirement Plan are reflected under the column “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and the contributions to the 401(k) plan are included under “All Other Compensation.” Additional information about the Retirement Plan is set forth under “–Retirement Plan,” below.

Base Salary

We pay base salary in order to recognize each executive officer's unique value and historical contributions to our success in light of salary norms in the industry and the general marketplace; to effectively compete with others for executive talent; to provide executives with sufficient, regularly–paid income; and to reflect position and level of responsibility.

To provide stability and appropriate incentive, Mr. Mercer is party to an employment agreement which sets his minimum base salary per annum. In the compensation committee’s discretion, however, his base salary may be increased based upon performance and subjective factors.

For 2015, after comparing our executives’ base salary with our peer group, and based on the recommendation of our chief executive officer, the compensation committee targeted base salary for Mr. Mercer at approximately the 25th percentile of the peer group. This resulted in a base salary for Mr. Mercer of $286,000, which compares with a Total Base Salary of $275,000 for 2014. In February 2015, Mr. Mercer’s base salary was increased to $350,000 in conjunction with his promotion to Chief Executive Officer of EV Management.

In February 2015, in conjunction with Mr. Bobrowski’s appointment as the Chief Financial Officer of EV Management, the compensation committee set the base salary for Mr. Bobrowski at $230,000. As his appointment was not effective until March 1, 2015, his actual pro rated base salary received for 2015 was $225,000.

In an effort to further reduce costs, our chief executive officer recommended, and the committee approved, reducing the base salaries for 2016 for Messrs. Mercer and Bobrowski by 10%, effective March 1, 2016. The actual pro rated base salaries for 2016 will be $320,833 for Mr. Mercer and $210,833 for Mr. Bobrowski. This results in total direct compensation (base salary, bonus and long–term incentive) for Messrs. Mercer and Bobrowski below the 25th percentile of the peer group.

Cash Bonus

We include an annual cash bonus as part of our compensation program because we believe this element of compensation helps to motivate management to achieve key operational objectives by rewarding the achievement of these objectives. The annual cash bonus also allows us to be competitive from a total remuneration standpoint. Our compensation committee also reviewed and approved a portion of the cash bonus paid to Mr. Walker.

Mr. Mercer’s employment agreement provides that the cash bonus element of compensation will be equal to a percentage of the executive's Total Base Salary paid during each such annual period, such percentage to be established by the compensation committee in its sole discretion. Generally, for Mr. Mercer, our compensation committee targets between 40% and 80% of Total Base Salary for performance deemed by our compensation committee to be good and exceptional, respectively, with the possibility of no bonus for poor performance and higher for exceptional corporate or individual performance.

Our chief executive officer recommended the cash bonus to be paid to Messrs. Mercer and Bobrowski. In this recommendation, the compensation committee, in determining the cash bonus amounts, took into account its belief that the efforts of Messrs. Mercer and Bobrowski directly affected our success in 2015, in particular, by contributing to our achievement of the following milestones:

•	we closed on the sale of our interest in UEO for $572.2 million;

•	we closed on the acquisition of oil and natural gas properties from certain institutional partnerships managed by EnerVest for $259.0 million;

•	we repurchased $74.0 million of our senior notes due 2019 for $50.0 million;

•	we amended our credit facility to extend the maturity to February 2020, increase the borrowing base to $625.0 million, which we believe will be reduced at our next redetermination, and ease leverage covenants until 2018; and

•	we ended the year with over $380.0 million of liquidity between borrowing base capacity and cash on hand.

In 2015, Mr. Mercer received a Total Bonus of $125,000, of which $94,170 was the amount contributed to the Retirement Plan and $30,830 was delivered in cash. The Total Bonus represents 36% of his base salary, which amount placed Mr. Mercer below the 25th percentile of cash bonus compensation of our peer group. In 2015, Mr. Bobrowski received a Total Bonus of $100,000, of which $5,959 was the amount contributed to the Retirement Plan and $94,041 was delivered in cash. The Total Bonus represents 43% of his base salary, which amount placed Mr. Bobrowski below the 25th percentile of cash bonus compensation of our peer group. The bonuses for Messrs. Mercer and Bobrowski also reflected the committee’s determination that their performances in accomplishing the milestones for 2015 described above were very strong.

In addition, Mr. Walker was awarded a cash bonus of $83,000, representing a portion of his total annual compensation paid by us and EnerVest. The amount of his bonus was recommended to our compensation committee by Mr. Walker based on his subjective view as to appropriate compensation levels taking into account the performance milestones discussed above and, in the case of Mr. Walker, the amount of time he spent on our business activities. The compensation committee then determined to accept this recommendation.

Long–Term Equity–Based Compensation

Long–term equity–based compensation is an element of our compensation policy because we believe it aligns executives’ interests with the interests of our unitholders; rewards long–term performance; is required in order for us to be competitive from a total remuneration standpoint; encourages executive retention; and gives executives the opportunity to share in our long–term performance. We generally seek to allocate a greater portion of total compensation to long–term equity compensation, generally targeting between the 50th and 75th percentiles of our peer group for such compensation, with higher amounts for performance our compensation committee views as exceptional.

The compensation committee acts as the administrator of the 2006 LTIP and performs functions that include selecting award recipients (or the manner in which such recipients will be chosen), determining the timing of grants and assigning the number of units subject to each award (or the manner in which such assignments will be made), fixing the time and manner in which awards are exercisable, setting exercise prices and vesting and expiration dates, and from time to time adopting rules and regulations for carrying out the purposes of our plan. For compensation decisions regarding the grant of equity compensation to executive officers, our compensation committee will consider recommendations from our chief executive officer. Typically, awards vest over multiple years, but the compensation committee maintains the discretionary authority to vest the equity grant immediately if the individual situation merits. In the event of a termination of employment upon a change of control, all outstanding equity based awards will immediately vest. In the event of termination of a grantee’s employment upon the death, disability, or termination of a grantee’s employment without good reason, all outstanding equity based awards will vest effective upon the normal vesting date that coincides with, or immediately follows, the termination. We have provided for full acceleration provisions in the equity award agreements under our plan upon a change in control because we believe that it is important to provide the named executive officers with a sense of stability in the middle of transactions that may create uncertainty regarding their future employment as well as maximize unitholder value by encouraging the named executive officers to review objectively any proposed transaction in determining whether such proposal is in the best interest of our unitholders, whether or not the executive will continue to be employed.

The 2006 LTIP permits the compensation committee to delegate its authority to grant awards, except for awards to executive officers and directors, to one or more of our executive officers.

We have no set formula for granting awards to our executives or employees. In determining whether to grant awards and the amount of any awards, our compensation committee takes into consideration discretionary factors such as the individual’s current and expected future performance, level of responsibility, retention considerations and the total compensation package.

Awards under the 2006 LTIP may be unit options, phantom units, performance units, restricted units and deferred equity rights, or DERs, and the aggregate amount of our common units that may be awarded under the 2006 LTIP is 4.5 million units. As of December 31, 2015, there are 1.2 million units available for issuance. Unless earlier terminated by us or unless all units available under the 2006 LTIP have been paid to participants, the 2006 LTIP will terminate as of the close of business on September 26, 2016.

Although the 2006 LTIP generally provides for the grant of unit options, Internal Revenue Code Section 409A and authoritative guidance thereunder provides that options can generally only be granted to employees of the entity granting the option and certain affiliates without being required to comply with Section 409A as nonqualified deferred compensation.  Until further guidance is issued by the Treasury Department and Internal Revenue Service under Section 409A, we do not intend to grant unit options.

In addition, because we are a partnership, tax and accounting conventions make it more costly for us to issue additional common units or options as incentive compensation. Consequently, we have no outstanding options or restricted units and have no plans to issue options or restricted units in the future. Instead, we have issued phantom units and performance units to our executive officers. A phantom unit is the right to receive, upon satisfaction of the vesting criteria specified in the grant, a common unit or, at the discretion of our compensation committee, cash based on the average closing price of our common units for the five day trading period prior to vesting. The phantom units typically vest in equal annual installments over a four year period beginning January 15th of the year following the first full year after the date of grant. Unlike “vesting” of an option, vesting of a phantom unit results in the delivery of a common unit or cash equivalent value as opposed to a right to exercise. These phantom and performance unit awards entitle the recipients of the unit awards to receive, with respect to each unit subject to such award that has not either vested or been forfeited, a cash payment equal to each cash distribution per units made by us on our units promptly following each such distribution by us to our unitholders.

Phantom Units – Messrs. Mercer and Bobrowski were granted 91,250 and 37,500 phantom units, respectively, in December 2015. These phantom units vest as described above over a four year period. These awards were recommended to our compensation committee by our chief executive officer based on his subjective view as to appropriate compensation levels taking into consideration the performance milestones described above. Our compensation committee reviewed these recommendations with our chief executive officer. In addition, our compensation committee compared the recommended award amounts with similar awards to our peer group. In determining final grant amounts, the committee also took into account the leadership roles of Messrs. Mercer and Bobrowski in causing us to achieve the milestones described above. The phantom units granted to Messrs. Mercer and Bobrowski were below the 25th percentile of the peer group.

Mr. Walker made a recommendation to the compensation committee for the appropriate level of awards to be made to Mr. Walker based on his subjective view as to the appropriate compensation given the milestones achieved as discussed above. The compensation committee reviewed this recommendation and made a subjective determination as to the appropriate award level given the achievement of such milestones. The committee also compared this award determination to similar awards by our peer group. In determining the final grant amount, the committee took into account Mr. Walker’s leadership role in causing us to achieve the milestones described above and considered the peer group review. Accordingly, Mr. Walker was granted 112,500 phantom units in December 2015. The 2015 award puts Mr. Walker below the 25th percentile, after taking into account the percentage of his time devoted to our business. The value of the phantom units granted to Mr. Walker is deducted in calculating the omnibus fee we pay to EnerVest.

Benefits

We believe in a simple, straight–forward compensation program and, as such, Messrs. Mercer and Bobrowski are not provided unique perquisites or other personal benefits. Consistent with this strategy, no perquisites or other personal benefits have or are expected to exceed $10,000 for Messrs. Mercer and Bobrowski.

Through EnerVest, we provide company benefits that we believe are standard in the industry. These benefits consist of a group medical, dental and vision insurance program for employees and their qualified dependents, group life insurance for employees, accidental death and dismemberment coverage for employees, a 401(k) employee savings and investment plan, and a defined benefit plan.

How Elements of Our Compensation Program are Related to Each Other

We view the various components of compensation as related but distinct and emphasize “pay for performance” with a significant portion of total compensation reflecting a risk aspect tied to long–term and short–term financial and strategic goals. Our compensation philosophy is to foster entrepreneurship at all levels of the organization by making long–term equity–based incentives, in particular unit grants, a significant component of executive compensation. We determine the appropriate level for each compensation component based in part, but not exclusively, on our view of internal equity and consistency, and other considerations we deem relevant, such as rewarding extraordinary performance.

Our compensation committee, however, has not adopted any formal or informal policies or guidelines for allocating compensation between long–term and currently paid out compensation, between cash and non–cash compensation, or among different forms of non–cash compensation.

Assessment of Risk

The compensation committee is aware of the need to take risk into account when making compensation decisions and periodically conducts a compensation risk analysis. In conducting this analysis, our compensation committee took into account that, by design, our compensation program for executive officers is designed to avoid excessive risk taking. In particular, our compensation committee considered the following risk–limiting characteristics of our compensation program:

•	Our programs balance short–term and long–term incentives, with a substantial portion of the total compensation for our executives provided in equity and focused on long–term performance.

•	Incentive plan awards are not tied to formulas that could focus executives on specific short–term outcomes.

•	Members of the compensation committee approve final incentive awards in their discretion, after the review of executive and corporate performance.

Our compensation committee has determined that there are no risks arising from our compensation policies and practices that are reasonably likely to have a material adverse effect on us.

Other Compensation Related Matters

Although we encourage our named executive officers to acquire and retain ownership in us, we do not have a policy requiring maintenance of a specified equity ownership level. As of June 30, 2016, our named executive officers beneficially owned in the aggregate approximately 6.0% of our common units (excluding any unvested equity awards). In addition, through their ownership of EnerVest and EV Investors, our executive officers also have a substantial indirect ownership interest in our general partner.

Accounting and Tax Considerations

If an executive is entitled to nonqualified deferred compensation benefits that are subject to Internal Revenue Code Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the service provider is subject to regular federal income tax, interest and an additional federal penalty tax of 20% of the benefit includible in income.

When the compensation committee makes awards under the Plan, they also review the effect the awards will have on our consolidated financial statements.

Compensation Committee Report

We have reviewed and discussed with management the compensation discussion and analysis required by Item 402(b) of Regulation S–K. Based on the review and discussion referred to above, we recommend to the board of directors that the compensation discussion and analysis be included in this proxy statement on Schedule 14A.

Compensation Committee:

George Lindhal III (Chairman)

Victor Burk

Gary R. Petersen

Summary Compensation Table

The following table sets forth certain information with respect to compensation of our named executive officers. We reimburse EV Management for the costs of salaries and bonuses for Messrs. Mercer and Bobrowski. Our compensation committee approved, and we reimbursed EnerVest for, cash bonuses paid to Mr. Walker in 2015 and Messrs. Walker and Houser in 2014 and 2013 and listed in the table below. Mr. Walker is, and Mr. Houser was, compensated by EnerVest. We pay EnerVest a fee under the omnibus agreement, but, other than the cash bonuses listed in the table below, we do not directly reimburse EnerVest for the costs of their salaries and bonuses. Compensation for Mr. Flory is not included in the table as it was less than $100,000.

There was no compensation awarded to, earned by or paid to any of the named executive officers related to option awards or non–equity incentive compensation plans.

					Change in Pension Value
					and Nonqualified
					Deferred Compensation	All Other
Name and Principal Position	Year	Salary	Bonus (1)	Unit Awards (2)	Earnings (3)	Compensation (4)	Total
John B. Walker	2015	$-	$83,000	$281,250	$-	$124,500	$488,750
Executive Chairman	2014	-	150,000	569,250	-	218,618	937,868
	2013	-	150,000	670,320	-	266,670	1,086,990

Mark A. Houser (5)	2015	-	-	-	-	30,500	30,500
President, Chief Executive	2014	-	150,000	569,250	-	205,099	924,349
Officer	2013	-	150,000	670,320	-	240,541	1,060,861

Michael E. Mercer	2015	310,167	30,829	228,125	91,066	140,745	800,932
President, Chief Executive	2014	185,739	225,000	500,940	105,529	211,483	1,228,691
Officer	2013	177,645	200,000	638,400	108,584	235,262	1,359,891

Nicholas Bobrowski	2015	225,000	94,041	241,850	5,936	56,532	623,359
Vice President, Chief Financial Officer

(1)	Represents amounts paid in December 2015, 2014 and 2013 as bonuses for services in 2015, 2014 and 2013, respectively.
(2)	Reflects the aggregate grant date fair value of the phantom units granted computed in accordance with ASC Topic 718. See “Item 8. Financial Statements and Supplementary Data” for the assumptions used in estimating the grant date fair value of the phantom units granted in 2015, 2014 and 2013.
(3)	Amounts in this column reflect the increase during 2015, 2014 and 2013 in the actuarial present value of the executive’s accumulated benefit under the Retirement Plan. We do not provide above market rates of return (defined by SEC rules as a rate that exceeds 120% of the federal long–term rate) under the Retirement Plan.
(4)	Represents cash distributions received on unvested phantom and performance units and, for Messrs. Mercer and Bobrowski, the amounts contributed by us to their 401(k) plans. In 2015, we contributed $35,245 and $32,648 to the 401(k) plans of Messrs. Mercer and Bobrowski, respectively. Any perquisites or other personal benefits received were less than $10,000.
(5)	Mr. Houser’s employment with us terminated in February 2015 and so he did not receive a bonus or unit awards in 2015. In addition, under the terms of the award agreements, all phantom unit awards granted to Mr. Houser prior to his separation automatically vested on March 2, 2015. The value realized on vesting, which is not included in the table above, was $924,760.

Grants of Plan–Based Awards

The following table sets forth certain information with respect to grants of phantom units to our named executive officers in 2015. There were no grants of non–equity incentives or option awards.

		All Other
		Awards:	Grant Date Fair
		Number of	Value of Unit
Name	Grant Date	Units (1)	Awards (2)
John B. Walker	December 2015	112,500	$281,250
Michael E. Mercer	December 2015	91,250	228,125
Nicholas Bobrowski	March 2015	10,000	148,100
	December 2015	37,500	93,750

(1)	These phantom units vest 25% each year beginning in January 2017, except for Mr. Bobrowski’s March 2015 grant which vests 25% each year beginning in January 2016.
(2)	Reflects the aggregate grant date fair value of the phantom units granted computed in accordance with ASC Topic 718. See “Item 8. Financial Statements and Supplementary Data” for the assumptions used in estimating the grant date fair value of the phantom units granted in 2015.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information with respect to outstanding equity awards at December 31, 2015. There were no option awards outstanding.

	Number of Units		Market Value of
	That Have Not		Units That Have Not
Name	Yet Vested		Yet Vested (1)
John B. Walker	7,500	(2)	$491,048
	14,000	(3)
	15,750	(4)
	25,000	(5)
	112,500	(6)

Michael E. Mercer	5,750	(2)	404,640
	10,000	(3)
	15,000	(4)
	22,000	(5)
	91,250	(6)

Nicholas Bobrowski	1,875	(4)
	12,567	(5)
	37,500	(6)	145,957

_____________

(1)	Based on the closing price of our common units on December 31, 2015 of $2.81.
(2)	These phantom units vested in January 2015.
(3)	One–half of these phantom units vested in January 2016, with the remaining one–half vesting in January 2017.
(4)	One–third of these phantom units vested in January 2016, with one–third each vesting in January 2017 and January 2018.
(5)	These phantom units vested 25% in January 2016, with 25% each vesting in January 2017, January 2018 and January 2019.
(6)	These phantom units vest 25% each year beginning in January 2017.

Option Exercises and Units Vested

The following table sets forth certain information with respect to phantom units and performance units vested during 2015. There were no option awards that vested.

	Number of	Value
	Units Acquired	Realized on
Name	on Vesting	Vesting (1)
John B. Walker	33,500	$493,790
Michael E. Mercer	26,250	386,925
Nicholas Bobrowski	625	9,213

_____________

(1)	Represents the aggregate dollar amount realized on the date of vesting based on the market price of our common units on the NASDAQ Global Select Market on January 15, 2015.

Pension Benefits

The following table sets forth certain information with respect to the Retirement Plan:

	Number of	Present Value of
	Years Credited	Accumulated	Payments	Contribution
Name	Service	Benefit (1)	During 2015	During 2015
Michael E. Mercer	5	$469,368	$-	$94,171
Nicholas Bobrowski	3	8,631	-	5,959

_____________

(1)	The present value of the accumulated benefit is based on the RP 2014 IRS Combined Static Mortality Table, the applicable interest rates under IRC Section 430(h)(2)(D) and age 62 normal retirement age. These assumptions are prescribed under ERISA and could be considered reasonable under accounting standards generally accepted in the United States.

Retirement benefits are provided through the Retirement Plan, which is a defined benefit retirement plan. The Retirement Plan provides that the ultimate lump sum value of the benefit a participant will be eligible to receive is equal to the contributions made to the Retirement Plan on the participant’s behalf, adjusted by investment returns experienced during participation in the Retirement Plan. Payment of the benefit may begin on or after the participant has either terminated employment or attained age 62. Participants are always 100% vested in their benefit.

The Retirement Plan is a tax–qualified plan subject to Internal Revenue Code provisions that, as of December 31, 2015, limit the benefits under a defined benefit plan to $210,000.

We do not provide pension benefits for our named executive officers.

Nonqualified Deferred Compensation

We do not have a nonqualified deferred compensation plan.

Termination of Employment and Change–in–Control Provisions

Mr. Mercer is party to an employment agreement with EV Management which provides him with post–termination benefits in a variety of circumstances. The amount of compensation payable in some cases may vary depending on the nature of the termination, whether as a result of retirement/voluntary termination, involuntary not–for–cause termination, termination following a change of control and in the event of disability or death of the executive. The discussion below describes the varying amounts payable in each of these situations. It assumes, in each case, that Mr. Mercer’s termination was effective as of December 31, 2015. In presenting this disclosure, we describe amounts earned through December 31, 2015 and, in those cases where the actual amounts to be paid out can only be determined at the time of Mr. Mercer’s separation from EV Management, our estimates of the amounts which would be paid out to him upon his termination.

Provisions Under the Employment Agreement

Under Mr. Mercer’s employment agreement, if his employment with EV Management and its affiliates terminates, he is entitled to unpaid salary for the full month in which the termination date occurred. However, if he is terminated for cause, he is only entitled to receive accrued but unpaid salary through the termination date. In addition, if his employment terminates, he is entitled to unpaid vacation days for that year which have accrued through the termination date, reimbursement of reasonable business expenses that were incurred but unpaid as of the termination date, and COBRA coverage as required by law. Salary and accrued vacation days are payable in cash lump sum less applicable withholdings. Business expenses are reimbursable in accordance with normal procedures.

If Mr. Mercer's employment is involuntarily terminated by EV Management (except for cause or due to the death of the executive) or if his employment is terminated due to disability or retirement, EV Management is obligated to pay as additional compensation an amount in cash equal to 104 weeks of his base salary in effect as of the termination date. Assuming he was terminated as of December 31, 2015, this amount would have been $700,000. In addition, he is entitled to continued group health plan coverage following the termination date for him and his eligible spouse and dependents for the maximum period for which such qualified beneficiaries are eligible to receive COBRA coverage. He shall not be required to pay more for COBRA coverage than officers who are then in active service for EV Management and receiving coverage under the plan. Assuming he was terminated as of December 31, 2015, this amount would have been $38,663.

In the event Mr. Mercer’s employment terminates within the 12–month period immediately following the effective date of a change in control other than by reason of death, disability or for cause, he will be entitled to receive payment of the compensation and benefits as set forth above and to become 100% fully vested in all unvested shares or units of equity compensation granted as of the effective date of the change in control. Assuming a change in control as of December 31, 2015, this amount would have been $700,000, representing 104 weeks of base salary, $404,640, representing vesting of unvested units, and $38,663 representing COBRA coverage.

If the compensation is paid or benefits are provided under the employment agreement by reason of a change in control, no additional compensation will be payable or benefits provided by reason of a subsequent change in control during the term of the agreement.

“Cause” generally means:

•	his conviction by a court of competent jurisdiction as to which no further appeal can be taken of a felony or entering the plea of nolo contendere to such crime by the executive;

•	the commission by him of a demonstrable act of fraud, or a misappropriation of funds or property, of or upon the company or any affiliate;

•	the engagement by him without approval of the board of directors or compensation committee in any material activity which directly competes with the business of the company or any affiliate or which would directly result in a material injury to the business or reputation of the company or any affiliate; or

•	the material breach by him of the employment agreement, or the repeated nonperformance of his duties to the company or any affiliate (other than by reason of illness or incapacity).

In some cases, he has the opportunity to cure the breach or nonperformance before being terminated for cause.

A “change in control" generally means the occurrence of any of following events:

•	a corporation, person, or group acquires, directly or indirectly, beneficial ownership of more than 50% of the equity interests in EV Management and is then entitled to vote generally in the election of the board of directors; or

•	the withdrawal, removal or resignation of EV Management as the general partner of our general partner or the withdrawal, removal or resignation of our general partner as the general partner of the partnership; or

•	the effective date of a merger, consolidation, or reorganization plan that is adopted by the board of directors of EV Management involving EV Management in which EV Management is not the surviving entity, or a sale of all or substantially all of our assets; or

•	any other transactions or series of related transactions which have substantially the same effect as the foregoing.

“Retirement” means the termination of his employment for normal retirement at or after attaining age sixty-five provided that he has been with the company for at least five years.

Provisions Under Phantom Unit and Performance Unit Award Agreements

Both the phantom unit award agreements and performance unit award agreements provide that any unvested units will vest upon Mr. Mercer’s death, disability, termination of employment other than for cause and upon a change of control. Assuming termination of employment or change of control as of December 31, 2015, the value of the awards would have been $404,640. If he resigns or his employment or is terminated for cause, all unvested units are forfeited. Upon vesting, the units may be paid in cash equal to the fair market value of the units on the date immediately preceding the vesting date, at the option of our general partner. The definitions of the terms such as “cause” and “change in control” in the award agreements are substantially similar to the definitions in the employment agreements.

Compensation of Directors

We use a combination of cash and unit–based incentive compensation to attract and retain qualified candidates to serve on EV Management’s board. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to us as well as the skill level we require of members of the board. In addition, our compensation committee reviews director compensation at our peer group companies.

In 2015, directors who were not officers or employees of EV Management, EnCap or their respective affiliates received an annual retainer of $40,000, with the chairmen of the audit committee and conflicts committee receiving an additional annual fee of $10,000 and the chairman of the compensation committee receiving an additional annual fee of $5,000. In addition, each non–employee director receives $1,000 per committee meeting attended ($500 if by phone) and is reimbursed for his out of pocket expenses in connection with attending meetings. We indemnify each director for his actions associated with being a director to the fullest extent permitted under Delaware law.

Each of the independent directors and Mr. Petersen were awarded 12,500 phantom units in December 2015. These phantom units vest 25% each year beginning in January 2017.

The following table discloses the cash unit awards and other compensation earned, paid or awarded to each of EV Management’s directors during year ended December 31, 2015:

	Fees Earned or	Unit	All Other
Name (1)	Paid in Cash	Awards (2)	Compensation (3)	Total
Victor Burk (4)	$64,500	$31,250	$12,936	$108,686
James R. Larson (4)	62,000	31,250	12,936	106,186
George Lindahl III (4)	58,500	31,250	12,936	102,686
Mark A. Houser (4)	-	31,250	-	31,250
Gary R. Petersen (4)	-	31,250	11,924	43,174

___________

(1)	Messrs. Walker and Mariani are not included in this table as they are employees of EnerVest and receive no compensation for their services as directors. Mr. Houser is an independent director, but will not begin to receive a cash director’s fee until 2016. Mr. Petersen is not an independent director because of his affiliations with EnCap and does not receive a cash director’s fee.
(2)	Reflects the aggregate grant date fair value of the phantom units granted in December 2015 computed in accordance with ASC Topic 718.
(3)	Reflects the dollar amount of compensation recognized for financial statement reporting purposes for 2015 for distributions paid on the unvested phantom units.
(4)	As of December 31, 2015, Messrs. Burk, Larson and Lindahl each have 18,969 equity awards outstanding, Mr. Houser has 12,500 equity awards outstanding and Mr. Petersen has 18,463 equity awards outstanding

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of EV Management’s board of directors or compensation committee.

None of the members of the compensation committee have served as an officer or employee of us, our general partner or its general partner. Furthermore, except for compensation arrangements discussed herein, we have not participated in any contracts, loans, fees, awards or financial interests, direct or indirect, with any committee member, nor are we aware of any means, directly or indirectly, by which a committee member could receive a material benefit from us.

PROPOSAL II – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The board of directors, at the request of our audit committee, is seeking unitholder ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

There is no requirement that the Partnership submit the appointment of independent registered public accountants to unitholders for ratification or for the appointed auditors to be terminated if the ratification fails. The Sarbanes-Oxley Act of 2002 states the audit committee is solely responsible for the appointment, compensation and oversight of the independent auditor. The audit committee may, but is not required to, reconsider the appointment of other independent registered public accountants if the unitholders choose not to ratify the appointment of Deloitte. Additionally, the audit committee may terminate the appointment of Deloitte as the Partnership’s independent registered public accountants without the approval of the unitholders whenever the audit committee deems such termination appropriate.

In making its recommendation to ratify the appointment of Deloitte as the Partnership’s independent registered public accountants for the fiscal year ending December 31, 2016, the audit committee has considered whether the provision of non-audit services by Deloitte is compatible with maintaining the independence of Deloitte.

Representatives of Deloitte are expected to be present at the special meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions from the unitholders present.

Policy for Approval of Audit and Non-Audit Fees

The audit committee’s policies require the committee to approve all types of audit and permitted non-audit services to be performed by the Partnership’s independent auditors during the year, as required under applicable law.

The audit committee pre-approves annually proposed audit and permitted non-audit services to be provided by the independent auditors for the fiscal year. The audit committee also considers for pre-approval annually the maximum amount of fees and the manner in which the fees are determined for each type of pre-approved audit and non-audit services proposed to be provided by the independent auditors for the fiscal year. The audit committee separately pre-approves any service that is not included in the approved list of services or any proposed services exceeding pre-approved cost levels. The audit committee has delegated pre-approval authority to the Chairman of the audit committee for services that need to be addressed between audit committee meetings. The audit committee is then informed of these pre-approval decisions, if any, at the next meeting of the audit committee.

Fees approved to be paid to Deloitte were as follows:

	2015	2014
Audit fees (1)	$1,572,000	$1,155,000
Audit–related fees (2)	134,000	169,509
Tax fees	50,000	-
All other fees	-	-
Total	$1,756,000	$1,324,509

_____________

(1)	Represents fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements.

(2)	Represents fees for professional services provided in connection with our October 2015 acquisitions, including the related current report on Form 8-K/A.

Vote Required

Although unitholder ratification of the appointment of Deloitte as our independent registered public accounting firm for 2016 is advisory and not required, our audit committee and board of directors will review the results and give serious consideration to the outcome of the vote.

Recommendation

Our board of directors recommends a vote “FOR” approval of the Auditor Proposal.

PROPOSAL III – APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES

We may ask our common unitholders to vote on a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there is not a quorum or there are insufficient votes at the time of the adjournment to adopt the 2016 LTIP, which we refer to as the Adjournment Proposal. We currently do not intend to propose adjournment at the special meeting if there are sufficient votes to adopt the 2016 LTIP. If our common unitholders approve the Adjournment Proposal, we may adjourn the special meeting and use the additional time to solicit additional proxies, including proxies from our common unitholders who have previously voted against adoption of the LTIP.

Vote Required

Approval of the Adjournment Proposal requires the affirmative vote of holders of a majority of the outstanding common units entitled to vote at the special meeting represented either in person or by proxy. If not otherwise specified, proxies will be voted “FOR” the Adjournment Proposal.

Recommendation

Our board of directors recommends a vote “FOR” approval of the Adjournment Proposal.

UNITHOLDER PROPOSALS

No Unitholder Proposals

Your common units do not entitle you to make proposals at the special meeting. Under the First Amended and Restated Agreement of Limited Partnership of EV Energy Partners, L.P. (the “partnership agreement”), only our general partner can make a proposal at this meeting. The partnership agreement establishes a procedure for calling meetings whereby limited partners owning 20% or more of the outstanding units of the class or classes for which a meeting is proposed may call a meeting. In any case, limited partners are not allowed to vote on matters that would cause the limited partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership. Doing so would jeopardize the limited partners’ limited liability under the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”) or the law of any other state in which we are qualified to do business.

Dissenters’ Rights

We were formed as a limited partnership under the laws of the State of Delaware, including the Delaware Act. Under those laws, dissenters’ rights are not available to our common unitholders with respect to Proposals I and II.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file annual, quarterly and special reports, proxy statements and other information with the SEC. These reports, proxy statements and other information contain additional information about us. We will make these materials available for inspection and copying by any of our unitholders, or a representative of any unitholder who is so designated in writing, at our executive offices during regular business hours.

We also make available on our website (www.evenergypartners.com) under “Investor Relations” the annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports that we file. Unless explicitly stated otherwise herein, the information on our website is not incorporated by reference into this proxy statement.

Common unitholders may read and copy any reports, statements or other information that we file at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings with the SEC are also available to the public from commercial document retrieval services and at the website maintained by the SEC located at: www.sec.gov.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Unitholders to be held on August 30, 2016. You are requested to cast your proxy as instructed in the Notice of Internet Availability of Proxy Materials whether or not you expect to attend the meeting in person. You may request paper copies of the proxy materials free of charge by following the instructions on the Notice of Internet Availability of Proxy Materials. If you request a paper proxy, please complete, date, and sign the enclosed form of proxy card and return it promptly in the envelope provided. By submitting your proxy promptly, you can help us avoid the expense of follow-up mailings to ensure a quorum so that the meeting can be held. We encourage you to vote via the Internet.

Execution Copy

Exhibit A

EV ENERGY PARTNERS, L.P.

2016 LONG-TERM INCENTIVE PLAN

SECTION 1. Purpose of the Plan.

The EV Energy Partners, LP 2016 Long-Term Incentive Plan (the “Plan”) has been adopted by EV Management, LLC, a Delaware limited liability company (the “Company”), the general partner of EV Energy GP, L.P., a Delaware limited partnership (the “General Partner”) which is the general partner of EV Energy Partners, LP, a Delaware limited partnership (the “Partnership”), and is intended to promote the interests of the Partnership and the Company by providing to Employees, Consultants and Directors incentive compensation awards for superior performance that are based on Units. The Plan is also contemplated to enhance the ability of the Company, the Partnership and their Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and to encourage them to devote their best efforts to advancing the business of the Partnership.

SECTION 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“ASC Topic 718” means FASB Accounting Standards Codification Topic 718, Compensation -Stock Compensation, or any successor accounting standard.

“Award” means an Option, Restricted Unit, Phantom Unit, Substitute Award or DERs granted under the Plan.

“Award Agreement” means the written or electronic agreement by which an Award granted to a Participant shall be evidenced.

“Board” means the board of directors or board of managers, as the case may be, of the Company.

“Change of Control” means a change in control of the Partnership, Company or an Affiliate, (a) within the meaning of such term as may be specified in a Participant’s Award Agreement to the extent applicable to the Award, and (b) to the extent that the Award is subject to Section 409A, that qualifies as a distribution event for such Award under Section 1.409A-3(c)(5)(ii) of the Treasury Regulations.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Board, except that it shall mean the Compensation Committee of the Board or any such other committee of the Board as may be appointed by the Board to administer the Plan, or as necessary to comply with applicable legal requirements or listing standards.

“Consultant” means an individual, other than an Employee or a Director, who provides consulting Services to the Company, the Partnership or an Affiliate.

“DER” means a distribution equivalent right, which represents a contingent right to receive an amount in cash equal in value to the distributions made by the Partnership with respect to a Unit during the period such Award is outstanding.

“Director” means a member of the Board who is not an Employee or a Consultant.

“Employee” means an employee of the Company, the Partnership or any of their Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the closing sales price of a Unit on the applicable date (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event Units are not traded on a national securities market at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee; provided, however, that if the Award to which such Unit relates is subject to Code Section 409A, the determination of Fair Market Value will be made consistent with the requirements under Code Section 409A in order to satisfy any exception thereto, but only to the extent inconsistent with the methods for determining Fair Market Value above.

“Option” means an option to purchase Units granted under the Plan.

“Participant” means an Employee, Consultant or Director who has been granted and holds an outstanding Award under the Plan and any authorized transferee of such individual.

“Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of EV Energy Partners, LP, as it may be amended, or amended and restated, from time to time.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof, or other entity, including without limitation, a “group” as defined in Section 13(d) of the Exchange Act.

“Phantom Unit” means a notional interest granted under the Plan that, to the extent vested, entitles the Participant to receive a Unit or an amount of cash equal to the Fair Market Value of a Unit, as determined by the Committee in its discretion.

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“Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is either not exercisable by or payable to the Participant, as the case may be.

“Restricted Unit” means a Unit granted under the Plan that is subject to a Restricted Period.

“Retirement” means termination of Services on or after the date that an Employee attains the age limit and any other conditions as may be specified in his Award Agreement, which constitutes “Retirement” as defined in the Award Agreement.

“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Section 409A” means Section 409A of the Code and the Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be amended or issued after the Effective Date (as defined in Section 9 hereof).

“Securities Act” means the Securities Act of 1933, as amended.

“Service” means service as an Employee, Consultant or Director. The Committee, in its discretion, shall determine the effect of all matters and questions relating to terminations of Service, including, without limitation, the questions of whether and when a termination of Service occurred, and whether particular changes in status or leaves of absence constitute a termination of Service.

“Substitute Award” means an award granted pursuant to Section 6(d)(viii) of the Plan.

“UDR” means a distribution made by the Partnership with respect to a Restricted Unit.

“Unit” means a Common Unit of the Partnership.

SECTION 3. Administration.

The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee.

Subject to the following and applicable law, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer of the Company, subject to such limitations on such delegated powers and duties as the Committee may impose, if any. Upon any such delegation all references in the Plan to the “Committee”, other than in Section 7, shall be deemed to include the Chief Executive Officer; provided, however, that such delegation shall not limit the Chief Executive Officer’s right to receive Awards under the Plan. Notwithstanding the foregoing, the Chief Executive Officer may not grant Awards to, or take any action with respect to any Award previously granted to, a person who is an officer subject to Rule 16b-3 or a member of the Board.

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Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (a) designate Participants; (b) determine the type or types of Awards to be granted to a Participant; (c) determine the number of Units to be covered by Awards; (d) determine the terms and conditions of any Award; (e) determine whether, to what extent, and under what circumstances, Awards may be settled, exercised, canceled, or forfeited; (f) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (g) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan; and (h) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

The Committee may (a) correct any defect, (b) supply any omission, or (c) reconcile any inconsistency, in the Plan or any Award Agreement, in such manner and extent as it deems to be necessary or appropriate. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all interested Persons including, without limitation, the Company, the Partnership, any Affiliate, and any Participant or other beneficiary of an Award.

SECTION 4. Units.

(a) Limits on Units Deliverable. Subject to adjustment as provided in Section 4(c), the number of Units that may be delivered with respect to Awards under the Plan is Five Million (5,000,000). If any Award is (i) forfeited, cancelled, exercised, (ii) withheld to satisfy the Company’s tax withholding, or (iii) otherwise terminates or expires without the actual delivery of Units pursuant or with respect to such Award, the Units subject to such Award shall again be available for Awards under the Plan. To the extent permitted by applicable law and securities exchange rules, Substitute Awards and Units issued in assumption of, or in substitution for, any outstanding awards of any entity (including an existing Affiliate of the Partnership) that is (or whose securities are) acquired in any form by the Partnership or any Affiliate thereof shall not be counted against the Units available for issuance pursuant to the Plan. There shall not be any limitation on the number of Awards that may be paid in cash.

(b) Sources of Units Deliverable under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, from any Affiliate, the Partnership or any other Person, or any combination of the foregoing, as determined by the Committee in its discretion.

(c) Adjustments. In the event of any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event, the Committee shall, in such manner as it may deem equitable, adjust the number and type of Units (or other securities or property) with respect to which Awards may be granted; provided, however, that the number of Units available under the Plan shall (i) in the event of an increase in the number of Units outstanding, be proportionately increased and the exercise price or Fair Market Value of the outstanding Awards shall be proportionately reduced; and (ii) in the event of a reduction in the number of Units outstanding, be proportionately reduced, and the exercise price or Fair Market Value of the outstanding Awards shall be proportionately increased. The Committee shall have complete discretion to adjust Awards and the number and type of Units (or other securities or property) with respect to which Awards may be granted under the Plan in such manner as it deems appropriate with respect to any such event; provided, however, that no adjustment shall be made that results in the imposition of tax and penalties under Section 409A, except as otherwise may be determined by the Committee in its discretion.

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SECTION 5. Eligibility.

Any Employee, Consultant or Director shall be eligible to be designated a Participant and receive an Award under the Plan.

SECTION 6. Awards.

(a) Options. The Committee may grant Options that are intended to comply with Section l.409A-l(b)(5)(i)(A) of the Treasury Regulations (i.e., nonstatutory stock options not providing for the deferral of compensation), or any successor regulation, but only to Employees, Consultants or Directors to whom the Partnership would be an “eligible issuer of service recipient stock,” as determined under Section l.409A-l(b)(5)(iii)(E), or any successor regulation. Options which are intended to comply with Treasury Regulation Section 1.409A-1(b)(5)(i)(A), or any successor regulation, may be granted only if the requirements of the Treasury Regulations Section 1.409A-1(b)(5)(iii), or any successor regulation, are satisfied. Options that are otherwise exempt from, or compliant with, Section 409A may be granted to any eligible Employee, Consultant or Director.

The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Options shall be granted, the number of Units to be covered by each Option, the exercise price therefor, the Restricted Period, and other conditions and limitations applicable to exercise of the Option, including the following terms and conditions, as well as any additional terms and conditions that the Committee may determine in its discretion, to the extent not inconsistent with the provisions of the Plan.

(i) Exercise Price. The exercise price per Unit purchasable under an Option shall be determined by the Committee at the time the Option is granted but, except with respect to a Substitute Award as provided in Section 6(d)(viii), may not be less than its Fair Market Value as of the grant date of the Option.

(ii) Time and Method of Exercise. The Committee shall determine the exercise terms and any Restricted Period with respect to an Option Award, which may include, without limitation, the provision for accelerated vesting upon the achievement of specified performance goals or other events. The method or methods by which payment of the exercise price may be made or deemed to have been made may include, without limitation, cash, check acceptable to the Company, a “cashless-broker” exercise through procedures, including limitations, that are approved by the Company, withholding Units from the Award upon exercise, or any combination of methods, having a Fair Market Value on the exercise date equal to the relevant exercise price. Each Award Agreement for an Option grant shall set forth the extent to which the Participant shall have the right to exercise the Option following a termination of the Participant's Service. Unless otherwise determined by the Committee in the Award Agreement, to the extent the Option is not vested and exercisable as of the termination of Service, the Option shall terminate when the Participant's Service terminates. The term of each Option shall be stated in the Award Agreement, provided, that the term shall be no more than ten (10) years from the date of grant thereof.

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(iii) Forfeitures. Except as otherwise provided in the Award Agreement for the Option, upon termination of a Participant’s Service for any reason during the applicable Restricted Period, all outstanding Options subject thereto shall be forfeited by the Participant. The Committee may, in its discretion, waive, in whole or in part, such forfeiture with respect to a Participant’s outstanding Option, provided that such waiver (A) is not adverse to the Participant to whom such Award was granted, (B) is consented to by such Participant, and (C) does not cause the Award to provide for the deferral of compensation in a manner that does not comply with Section 409A or an exemption thereunder (unless otherwise determined by the Committee).

(b) Restricted Units and Phantom Units. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Units or Phantom Units shall be granted, the number of Restricted Units or Phantom Units to be granted to each Participant, the Restricted Period, the conditions under which the Restricted Units or Phantom Units may become vested or forfeited, and such other terms and conditions as the Committee may establish, in its discretion, with respect to such Awards as specified in their Award Agreements, which may include, without limitation, vesting based on the Participant’s completion of a specified period of Service, upon the achievement of specified financial objectives or other criteria, or any combination of the foregoing.

(i) UDRs. To the extent provided by the Committee, in its discretion, in the Participant’s Award Agreement, an Award of Restricted Units may provide that any distributions made by the Partnership with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions shall be held, without interest, until the Restricted Unit vests or is forfeited, with the UDR being paid or forfeited at the same time, as the case may be. Absent such a restriction on the UDRs in the Award Agreement, UDRs shall be paid to the holder of the Restricted Unit without restriction. Notwithstanding the foregoing, UDRs shall only be paid in a manner that is either in compliance with, or exempt from, the requirements of Section 409A (unless otherwise determined by the Committee).

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(ii) Forfeitures. Except as otherwise provided in the Participant’s Award Agreement for Restricted Units or Phantom Units, upon termination of a Participant’s Service for any reason during the applicable Restricted Period, all outstanding Restricted Units and Phantom Units held by the Participant shall be automatically forfeited on such termination date. The Committee may, in its discretion, waive, in whole or in part, such forfeiture with respect to a Participant’s Restricted Units and/or Phantom Units; provided, however, such waiver shall be effective only to the extent that it would not cause the Participant’s Restricted Units and/or Phantom Units that are designed to satisfy Section 409A to fail to satisfy the applicable requirements of Section 409A or an exemption thereunder (unless otherwise determined by the Committee).

(iii) Lapse of Restrictions.

(A) Phantom Units. Upon or as soon as reasonably practical following the vesting of a Participant’s Phantom Unit, but in no event later than 2 ½ months after the end of the calendar year in which such Award becomes vested, and subject to tax withholding under Section 8(b), the Participant shall be entitled to receive from the Company one Unit or cash equal to the Fair Market Value of a Unit for purposes of this Section 6(b)(iii)(A), as determined by the Committee in its discretion and specified in the Participant’s Award Agreement.

(B) Restricted Units. Upon or as soon as reasonably practical following the vesting of a Participant’s Restricted Unit, subject to tax withholding under Section 8(b), the Participant shall be entitled to have the restrictions removed from the Unit certificate (or book-entry account, as applicable) so that the Participant then holds an unrestricted Unit.

(c) DER. The Committee shall have the authority to determine (i) the Employees, Consultants and Directors to whom DER Awards are granted, (ii) whether the DER Awards are tandem or separate Awards, (iii) whether the DER Awards shall be paid directly to the Participant or be credited to a bookkeeping account (with or without interest as determined in the discretion of the Committee), (iv) the vesting restrictions and payment provisions applicable to the DER Awards, and (v) such other provisions or restrictions of the DER Awards, all as may be determined by the Committee in its discretion and specified in the Participants’ Award Agreements. Distributions in respect of DERs shall be credited as of the distribution dates during the period between the date an Award is granted to a Participant and the date such Award vests, is exercised, is distributed, or expires, each as determined by the Committee. DERs shall be converted to cash or Units by such formula and at such time and subject to such limitations as determined by the Committee. Tandem DERs may be subject to the same or different vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Notwithstanding the foregoing, DERs shall only be paid in a manner that is intended to be either exempt from or in compliance with Section 409A.

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(d) General.

(i) Award Agreements. Each Award to a Participant shall be evidenced, in writing, in an Award Agreement which shall (A) reflect any vesting conditions or restrictions imposed by the Committee covering the time period specified by the Committee and (B) contain such other terms, conditions and limitations as determined by the Committee. Where signature or electronic acceptance of the Award Agreement by the Participant is required, any such Awards for which the Award Agreement is not signed or electronically accepted shall be forfeited.

(ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan, or any award granted under any other plan of the Company or any Affiliate (to the extent compliant with Section 409A or an exemption thereunder). Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii) Limits on Transfer of Awards.

(A) Except as provided in Paragraph (C) below, each Option shall be exercisable only by the Participant during the Participant’s lifetime, or by the Person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.

(B) Except as provided in Paragraph (C) below, no Award and no right under any Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, the Partnership, an Affiliate, or any other interested Person.

(C) To the extent consistent with applicable legal requirements and expressly provided by the Committee in the Participant’s Award Agreement for an Option Award, the Committee may provide on such terms and conditions as the Committee may from time to time establish, that the Option Award may be transferred by the Participant without consideration to any “family member” of the Participant (as defined in the General Instructions to the Form S-8 Registration Statement under the Securities Act, as applicable, or any successor definition thereto), or any other transferee specifically approved by the Committee, but only after the Committee considers and takes into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards. In addition, vested Units may be transferred to the extent permitted by the Partnership Agreement and not otherwise prohibited by the Award Agreement or any other agreement or policy restricting the transfer of such Units.

(iv) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee and specified in the Award Agreement.

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(v) Unit Certificates. All certificates for Units or other securities of the Partnership delivered under the Plan, and all Units issued pursuant to book entry procedures pursuant to any Award (or the exercise thereof), shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and/or other requirements of the SEC, any securities exchange upon which such Units or other securities are then listed, and any applicable federal or state laws. The Committee may cause a legend or legends to be inscribed on any such certificates or book entry to make appropriate reference to such restrictions.

(vi) Consideration for Grants. Awards may be granted for such consideration, including Services, as the Committee determines in its discretion.

(vii) Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Units pursuant to the exercise or vesting of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such Units is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any securities exchange on which the Units are listed or traded, and the Units are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. Without limiting the generality of the foregoing, the delivery of Units pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain or deliver Units pursuant to such Award without violating applicable law or the applicable rules or regulations of any governmental agency or authority or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company.

(viii) Substitute Awards. Awards may be granted under the Plan in substitution of similar awards held by individuals who become Employees, Consultants or Directors as a result of a merger, consolidation or acquisition by the Partnership, Company or an Affiliate of another entity or the assets of another entity. A Substitute Award that is an Option Award may have an exercise price less than the Fair Market Value of a Unit on the date of such substitution if such substitution complies with Section 409A or an exemption thereunder, and other applicable laws and securities exchange rules (unless otherwise determined by the Committee).

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SECTION 7. Amendment and Termination.

Except to the extent prohibited by applicable law:

(a) Amendments to the Plan. Except as required by the rules of the principal securities exchange on which the Units are traded and subject to Section 7(b), the Board may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any partner, Participant or other holder or beneficiary of an Award, or any other Person. The Board shall obtain securityholder approval of any Plan amendment to the extent necessary to comply with applicable law or securities exchange listing standards or rules.

(b) Amendments to Outstanding Awards. Subject to Section 7(a), the Committee may waive any conditions or rights under, amend any terms of, or alter any outstanding Award previously granted to a Participant, provided that no change to any Award shall be made, other than pursuant to Section 7(c), unless it (i) is not adverse to the Participant to whom such Incentive Award was granted, (ii) is consented to by such Participant, and (iii) does not cause the Incentive Award to provide for the deferral of compensation in a manner that does not comply with Section 409A or an exemption thereunder (unless otherwise determined by the Committee).

(c) Actions Upon the Occurrence of Certain Events as determined by the Committee. In connection with any event described in Section 4(c), or a Change of Control, or changes in (i) applicable law, (ii) regulations and other authoritative guidance thereunder, or (iii) an accounting principle affecting the financial statements of the Partnership, then the Committee, in its discretion and on such terms and conditions as it deems appropriate, may take one or more of the following actions, which may vary among individual holders and among Awards, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or an outstanding Award:

(i) provide for either (A) the termination of any Award in exchange for a payment in an amount, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant's rights under such Award (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event, the Committee determines in good faith that no amount would have been payable upon the exercise of such Award or realization of the Participant's rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee, in its discretion, having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Participant's rights had such Award been currently exercisable or payable or fully vested;

(ii) provide that such Award be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or be substituted for by similar options, rights or awards covering the equity of the successor or survivor, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity interests and prices;

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(iii) make adjustments in the number and type of Units (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards and/or in their terms and conditions (including the exercise price), and the vesting and/or performance criteria incorporated in outstanding Awards;

(iv) provide that such Award shall be exercisable or payable, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v) provide that the Award cannot be exercised or become payable after such event, i.e., shall terminate upon such event.

Notwithstanding the foregoing provisions of this Section 7(c), (a) nothing herein shall be construed as providing any Participant or beneficiary of an Award with any rights with respect to the “time value,” “economic opportunity” or “intrinsic value” of an Award, or limiting in any manner the Committee's actions that may be taken with respect to an Award as set forth herein; and (b) no action shall be taken under this Section 7 which shall cause an Award to result in taxation under Section 409A to the extent applicable to such Award.

SECTION 8. General Provisions.

(a) No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards and Award Agreements thus need not be the same or consistent with respect to each recipient.

(b) Tax Withholding. Unless other arrangements have been made that are acceptable to the Company, the Company or any participating Affiliate is authorized to (i) deduct, withhold, or cause to be deducted or withheld, from any Award, any payment due or transfer made under any Award, or any compensation or other amount owing to a Participant, the amount (in cash, Units, Units that would otherwise be issued pursuant to such Award, or other property), for any applicable taxes payable in respect of the grant of such Award, its exercise, the lapse of restrictions thereon, any payment or transfer under the Award, or otherwise under the Plan, and (ii) to take such other action as may be deemed necessary or appropriate (in the discretion of the Company or Affiliate, as applicable) to satisfy any applicable tax withholding obligations. Notwithstanding the foregoing, with respect to any Participant who is subject to Rule 16b-3, such tax withholding automatically shall be effectuated either by (i) “netting” or withholding Units otherwise deliverable to the Participant on the vesting or payment of such Award, or (ii) requiring the Participant to pay a cash amount equal to the applicable taxes payable. Withholding on a net-settled Award intended to be given equity classification for accounting purpose is required to be performed in manner consistent with accounting standards for equity classification pursuant to ASC Topic 718.

(c) No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, continue to provide any consulting Services, or to remain a member of the Board, as applicable. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or consulting free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award agreement or other relevant agreement.

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(d) Governing Law; Jurisdiction. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflict of laws principles. Jurisdiction and venue of any action or proceeding relating to the Plan or an Award, or any dispute without respect thereto, shall be exclusively in Harris County, Texas (unless otherwise mutually agreed by all the parties to such dispute), and all Participants, as a condition precedent to receiving an Award hereunder, hereby waive any objection to such jurisdiction or venue including, without limitation, to the effect that the forum is inconvenient.

(e) Severability. If any provision of the Plan or an Award Agreement is or becomes invalid, illegal or unenforceable in any jurisdiction or as to any Person, or would disqualify the Plan or Award under any applicable law (as determined by the Committee), such provision shall be construed or deemed amended to conform to the applicable law, or if it cannot be construed or deemed amended without, in the discretion of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and thereafter the remainder of the Plan and such Award Agreement shall remain in full force and effect.

(f) No Trust or Fund Created. The Plan, any Award, or any Award Agreement shall not create, or be construed to create, a trust or separate fund of any kind, or a fiduciary relationship between the Company (and any participating Affiliate) and a Participant (and any other Person). To the extent that any Person acquires a right to receive payments from the Company or any participating Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any participating Affiliate.

(g) No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(h) Limitation of Liability. No member of the Board or the Committee, or an Employee to whom the Board or the Committee has delegated authority in accordance with applicable provisions of the Plan, shall be liable for anything done or omitted to be done under the Plan by such Person or any other Person, except for such Person’s own willful misconduct or as expressly provided by statute.

(i) Interpretative Matters. In the interpretation of the Plan, except where the context otherwise requires:

(a)	“including” or “include” does not denote or imply any limitation;

(b)	“or” has the inclusive meaning “and/or”;

(c)	the singular includes the plural, and vice versa, and each gender includes each of the others;

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(d)	captions or headings are for reference purposes only, and they are not to be considered in interpreting the Plan;

(e)	the words “hereof,” “hereunder,” “herein,” and similar compounds of the word “here” shall refer to the entire Plan and not to any particular term or provision of the Plan;

(f)	“Section” refers to a Section of the Plan, unless otherwise stated in the Plan;

(g)	“month” refers to a calendar month; and

(h)	a reference to any statute, rule, or regulation includes any amendment thereto or any statute, rule, or regulation enacted or promulgated in replacement thereof, as well as any regulation or other authority issued by the appropriate governmental entity under or with respect thereto.

(j) No Guarantee of Tax Consequences. None of the Board, the Committee, the Company or the Partnership (i) provides or has provided any tax advice to any Participant or any other Person or (ii) makes or has made any assurance, commitment or guarantee that any federal, state, local or other tax treatment will (or will not) apply or be available to any Participant or other Person, and (iii) assumes no liability with respect to any tax or associated liabilities to which any Participant or other Person may be subject.

(k) Facility Payment. Any amount payable hereunder to any Person under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs, may be paid to the legal representative of such Person, or may be applied for the benefit of such Person, in any manner which the Committee may select in its discretion. The Company or participating Affiliate shall be relieved of any further liability for payment of each such amount.

(l) Participation by Affiliates. In making Awards to Employees employed by an entity other than by the Company, the Committee shall be acting on behalf of the Affiliate. To the extent the Partnership has an obligation to reimburse the Company for compensation paid for services rendered for the benefit of the Partnership, such payments or reimbursement payments may be made by the Partnership directly to the Affiliate, and, if made to the Company, shall be received by the Company as agent for the Affiliate.

(m) No Rights as Unitholder. Except as otherwise provided herein, a Participant shall have none of the rights of a unitholder with respect to Units covered by any Award unless and until the Participant becomes the record owner of such Units.

(n) Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A, the Award Agreement evidencing such Award shall be drafted with the intention to include the terms and conditions required by Section 409A. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with the requirements of Section 409A or an exemption thereunder. If any termination of Service constitutes a payment event for a Participant with respect to any Award which provides for the deferral of compensation and is subject to Section 409A, such termination of Service must also constitute a “separation from service” within the meaning of Section 409A. Notwithstanding any provision in the Plan to the contrary, the time of payment with respect to any Award that is subject to Section 409A shall not be accelerated, except as permitted under Treasury Regulation Section l.409A-3 or other applicable provision under Section 409A. Notwithstanding any provision of the Plan to the contrary, if a Participant is a “specified employee” (within the meaning of Section 409A) as of the date of such Participant's termination of Service and the Company determines that immediate payment of any amount under the Plan would cause a violation of Section 409A, then any amount which is payable under the Plan upon the Participant's “separation from service” within the meaning of Section 409A that: (i) are subject to the provisions of Section 409A; (ii) are not otherwise exempt under Section 409A; and (iii) would otherwise be payable during the first six-month period following such separation from service, shall be paid, without interest, on the first business day following the earlier of: (1) the date that is six months and one day following the date of separation from service; or (2) the date of the Participant's death. Each payment or amount due to a Participant under the Plan shall be considered a separate payment, and a Participant's entitlement to a series of payments under the Plan is to be treated as an entitlement to a series of separate payments. The Board, the Committee, the Partnership, the Company and the Affiliates shall have no obligation to take any action to prevent the assessment of any excise tax or penalty to any Participant or beneficiary under Section 409A, or have any liability to any Participant or beneficiary with respect thereto.

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(d) Compliance with Other Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Units and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements), the rules of any securities exchange or automated quotation system on which the Units are listed, quoted or traded, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company or the Partnership, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the Person acquiring such securities shall, if requested by the Company or the Partnership, provide such assurances and representations to the Company or the Partnership as the Company or the Partnership may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its discretion, it determines that the issuance or transfer of such Units or such other consideration might (i) violate any applicable law or regulation, or the rules of the principal securities exchange on which the Units are then traded, or (ii) entitle the Partnership or an Affiliate to recover the same under Section 16(b) of the Exchange Act. In any such event, any payment tendered to the Company by a Participant (or other holder or beneficiary) in connection with the exercise of such an Award shall be promptly refunded to the relevant Participant or other Person.

In the event an Award is granted to or held by a Participant who is employed or providing Services outside the United States, the Committee may, in its discretion, modify the provisions of the Plan or of such Award as they pertain to such Participant to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Committee, in its discretion, may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company's or the Partnership's obligations with respect to tax equalization for any Participant who is employed outside his home country.

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No Guarantee of Tax Consequences. None of the Board, the Committee, the Partnership, the Company, nor Affiliates makes any commitment or guarantee that any federal, state, or local tax treatment will (or will not) apply or be available to any Participant.

Clawback. Notwithstanding any other provisions in the Plan, any Award which is subject to recovery under any applicable law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as is required to be made pursuant to such law, government regulation or stock exchange listing requirement. To the extent required by applicable law or any applicable securities exchange listing standards, or as otherwise determined by the Committee, Awards and amounts paid or payable pursuant to or with respect to Awards shall be subject to the provisions of any clawback policy implemented by the Company, the Partnership or any of their Affiliates, which clawback policy may provide for forfeiture, repurchase and/or recoupment of Awards and amounts paid or payable pursuant to or with respect to Awards. Notwithstanding any provision of this Plan or any Award Agreement to the contrary, the Company, the Partnership and their Affiliates reserve the right, without the consent of any Participant, to adopt any such clawback policies and procedures, including such policies and procedures applicable to the Plan or any Award Agreement with retroactive effect.

SECTION 9. Term of the Plan.

The Plan shall be effective on the date on which the Plan is adopted by the Board (the “Effective Date”) and shall continue until the earliest of (a) the date terminated by the Board, (b) all Units available under the Plan have been paid to Participants, or (c) the tenth anniversary of the date that the Plan is approved by a majority of the unitholders of the Partnership entitled to vote. However, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date. The Plan shall, within twelve (12) months after the date of the Board's initial adoption of the Plan, be submitted for approval by a majority of the outstanding Units of the Partnership entitled to vote.

[Signature page follows.]

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IN WITNESS WHEREOF, the Company has caused this Plan to be duly executed in its name and on its behalf by its duly authorized officer, to be effective as of the Effective Date.

EV MANAGEMENT, LLC

By:	/s/ MICHAEL E. MERCER

Name:	Michael E. Mercer

Title:	President and Chief Executive Officer

Date:	June 6, 2016

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

		For	Against	Abstain
1	Proposal to approve the 2016 EV Energy Partners, L.P. Long Term Incentive Plan.	☐	☐	☐
2	Proposal to ratify the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.	☐	☐	☐
3	Proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the 2016 LTIP proposal, or if a quorum is not present.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000296585_1

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com

EV ENERGY PARTNERS, L.P.
Special Meeting of Shareholders
August 30, 2016 8:00 AM CDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Michael Mercer, and Nicholas Bobrowski, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the common units, of EV Energy Partners, L.P., held of record by the undersigned on July 7, 2016 at the special meeting of shareholders to be held at 8:00 a.m. local time on August 30, 2016 at the corporate office of EV Energy Partners L.P., 1001 Fannin, Suite 800, Houston, Texas 77002 or any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned unitholder. If no direction is made, this proxy will be voted "FOR" Proposals 1, 2 and 3.

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Continued and to be signed on reverse side